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                                                                    Exhibit 10.1

                                CREDIT AGREEMENT

                            dated as of July 26, 2001

                                      among


                            SOLA INTERNATIONAL INC.,
                                  as Borrower,

                            THE LENDERS NAMED HEREIN

                                       and

                                UBS WARBURG LLC,
                             as Sole Lead Arranger,


                              ABN AMRO Bank, N.V.,
                              as Syndication Agent


                                       and


                            UBS AG, STAMFORD BRANCH,
                            as Administrative Agent,



                                       and


                            UBS AG, STAMFORD BRANCH,
                               as Collateral Agent


                                       and


                            UNION BANK OF CALIFORNIA,
                             as Documentation Agent

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                                TABLE OF CONTENTS


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                                                                            ----

                                    ARTICLE I

                                   Definitions

SECTION 1.01.     Defined Terms...............................................1
SECTION 1.02.     Terms Generally............................................26

                                   ARTICLE II

                                   The Credits

SECTION 2.01.     Commitments................................................26
SECTION 2.02.     Revolving Loans............................................26
SECTION 2.03.     Borrowing Procedure........................................28
SECTION 2.04.     Evidence of Debt; Repayment of Revolving Loans.............28
SECTION 2.05.     Fees.......................................................29
SECTION 2.06.     Interest on Revolving Loans................................30
SECTION 2.07.     Default Interest...........................................30
SECTION 2.08.     Alternate Rate of Interest.................................30
SECTION 2.09.     Termination and Reduction of Commitments...................30
SECTION 2.10.     Conversion and Continuation of Borrowings..................31
SECTION 2.11.     Prepayment.................................................32
SECTION 2.12.     Mandatory Prepayments......................................32
SECTION 2.13.     Reserve Requirements; Change in Circumstances..............34
SECTION 2.14.     Change in Legality.........................................35
SECTION 2.15.     Indemnity..................................................36
SECTION 2.16.     Pro Rata Treatment.........................................36
SECTION 2.17.     Sharing of Setoffs.........................................36
SECTION 2.18.     Payments...................................................37
SECTION 2.19.     Taxes......................................................37
SECTION 2.20.     Assignment of Commitments Under Certain Circumstances;
                  Duty to Mitigate...........................................38
SECTION 2.21.     Letters of Credit..........................................39

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.     Organization; Powers.......................................43
SECTION 3.02.     Authorization..............................................43
SECTION 3.03.     Enforceability.............................................43
SECTION 3.04.     Governmental Approvals.....................................43
SECTION 3.05.     Financial Statements.......................................44
SECTION 3.06.     No Material Adverse Change.................................44

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SECTION 3.07.     Title to Properties; Possession Under Leases...............44
SECTION 3.08.     Subsidiaries...............................................45
SECTION 3.09.     Litigation; Compliance with Laws...........................45
SECTION 3.10.     Agreements.................................................45
SECTION 3.11.     Federal Reserve Regulations................................45
SECTION 3.12.     Investment Company Act; Public Utility Holding Company Act.46
SECTION 3.13.     Use of Proceeds............................................46
SECTION 3.14.     Tax Returns................................................46
SECTION 3.15.     No Material Misstatements..................................46
SECTION 3.16.     Employee Benefit Plans.....................................46
SECTION 3.17.     Environmental Matters......................................47
SECTION 3.18.     Insurance..................................................47
SECTION 3.19.     Security Documents.........................................47
SECTION 3.20.     Labor Matters..............................................48
SECTION 3.21.     Solvency...................................................48
SECTION 3.22.     Intellectual Property......................................48
SECTION 3.23.     No Burdensome Restrictions.................................49

                                   ARTICLE IV

                              Conditions of Lending

SECTION 4.01.     All Credit Events..........................................49
SECTION 4.02.     Closing Date...............................................50
SECTION 4.03.     First Credit Event.........................................53

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.     Existence; Businesses and Properties.......................53
SECTION 5.02.     Insurance..................................................54
SECTION 5.03.     Obligations and Taxes......................................54
SECTION 5.04.     Financial Statements, Reports, etc.........................54
SECTION 5.05.     Litigation and Other Notices...............................58
SECTION 5.06.     Employee Benefits..........................................58
SECTION 5.07.     Maintaining Records; Access to Properties and Inspections..58
SECTION 5.08.     Use of Proceeds............................................59
SECTION 5.09.     Compliance with Environmental Laws.........................59
SECTION 5.10.     Preparation of Environmental Reports.......................59
SECTION 5.11.     Further Assurances; Additional Collateral..................59
SECTION 5.12.     Certain Matters Relating to Accounts.......................61
SECTION 5.13.     Guarantees.................................................62
SECTION 5.14.     Release of Certain Collateral..............................62

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                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.     Indebtedness...............................................63
SECTION 6.02.     Liens......................................................64
SECTION 6.03.     Sale and Lease-Back Transactions...........................67
SECTION 6.04.     Investments, Loans and Advances............................67
SECTION 6.05.     Mergers, Consolidations, Sales of Assets and Acquisitions..68
SECTION 6.06.     Dividends..................................................69
SECTION 6.07.     Transactions with Affiliates...............................70
SECTION 6.08.     Capital Expenditures.......................................70
SECTION 6.09.     Consolidated Interest Coverage Ratio.......................71
SECTION 6.10.     Maximum Adjusted Leverage Ratio............................71
SECTION 6.11.     Minimum Net Worth..........................................71
SECTION 6.12.     Limitation on Modifications or Prepayments of Indebtedness;
                    Modifications of Certificate of Incorporation, or Other Constitutive Documents, By-laws and Certain Other
                    Agreements, etc..........................................72
SECTION 6.13.     Limitation on Certain Restrictions on Subsidiaries.........72
SECTION 6.14.     Limitation on Issuance of Capital Stock....................73
SECTION 6.15.     Limitation on Creation of Subsidiaries.....................73
SECTION 6.16.     Business...................................................73
SECTION 6.17.     Limitation on Accounting Changes...........................73
SECTION 6.18.     Fiscal Year................................................73

                                   ARTICLE VII

                                Events of Default


                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent


                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.     Notices....................................................79
SECTION 9.02.     Survival of Agreement......................................80
SECTION 9.03.     Binding Effect.............................................80
SECTION 9.04.     Successors and Assigns.....................................81
SECTION 9.05.     Expenses; Indemnity........................................84
SECTION 9.06.     Right of Setoff............................................85
SECTION 9.07.     Applicable Law.............................................85
SECTION 9.08.     Waivers; Amendment.........................................85
SECTION 9.09.     Interest Rate Limitation...................................86

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                                                                            Page
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SECTION 9.10.     Entire Agreement...........................................86
SECTION 9.11.     Waiver of Jury Trial.......................................86
SECTION 9.12.     Severability...............................................86
SECTION 9.13.     Counterparts...............................................87
SECTION 9.14.     Headings...................................................87
SECTION 9.15.     Jurisdiction; Consent to Service of Process................87
SECTION 9.16.     Confidentiality............................................87
SECTION 9.17.     Lender Addendum............................................88


Schedule 1.01(a)      Permitted Asset Dispositions
Schedule 1.01(b)      Contract Warehouses
Schedule 2.21(b)      Existing Letters of Credit
Schedule 3.08(a)      Subsidiaries
Schedule 3.08(b)      Structure Chart
Schedule 3.09         Litigation
Schedule 3.10(a)      Material Agreements
Schedule 3.10(b)      Leased Real Property
Schedule 3.17         Environmental Matters
Schedule 3.18         Insurance
Schedule 4.03         Foreign Counsel
Schedule 5.11(e)(i)   Certain Pledged Securities
Schedule 5.11(e)(ii)  Certain Foreign Counsel Opinions
Schedule 6.01         Indebtedness Outstanding on Closing Date
Schedule 6.02         Liens Existing on Closing Date
Schedule 6.04(m)      Investments Existing on the Closing Date


Exhibit A      Form of Lender Addendum
Exhibit B      Form of Administrative Questionnaire
Exhibit C      Form of Assignment and Acceptance
Exhibit D      Form of Borrowing Request
Exhibit E      Form of Borrowing Base Certificate
Exhibit F      Form of Landlord Lien Waiver and Access Agreement
Exhibit G      Form of Security Agreement
Exhibit H      Form of Guarantee Agreement
Exhibit I-1    Form of Opinion of Garder, Carton & Douglas
Exhibit I-2    Form of Foreign Counsel Opinion
Exhibit J      Form of Perfection Certificate

        CREDIT AGREEMENT (the "Agreement") dated as of July 26, 2001, among SOLA INTERNATIONAL INC., a Delaware corporation (the "Borrower"), the Lenders (as defined in Article I), UBS WARBURG LLC, as sole lead arranger (in such capacity, the "Arranger"), UBS AG, STAMFORD BRANCH, as an Issuing Bank (as defined in
Article I), and as administrative agent (in such capacity, the "Administrative Agent"), ABN AMRO Bank, N.V., as syndication agent (in such capacity, the "Syndication Agent"), UBS AG, STAMFORD BRANCH, as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, and UNION BANK OF CALIFORNIA, as documentation agent.

        The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions


        SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

        "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

        "ABR Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

        "Accounts" shall have the meaning assigned to such term in the Security Agreement.

        "Acquired Indebtedness" shall mean (a) with respect to any person that becomes a Subsidiary after the Closing Date, Indebtedness of such person and its subsidiaries existing at the time such person becomes a Subsidiary that was not incurred in connection with, or in contemplation of, such person becoming a Subsidiary and (b) with respect to the Borrower or any Subsidiary, any Indebtedness of a person (other than the Borrower or such Subsidiary) existing at the time such person is merged with or into the Borrower or such Subsidiary, or Indebtedness expressly assumed by the Borrower or any Subsidiary in connection with a Permitted Acquisition, which Indebtedness was not, in any case, incurred by such other person in connection with, or in contemplation of, such merger or acquisition.

        "Acquisition Consideration" shall mean the purchase consideration for any Permitted Acquisition and all other payments by the Borrower or any Subsidiary in exchange for, or as part of, or in connection with any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other profit payment arrangements, consulting agreements, service agreements and non-competition agreements.

        "Adjusted Leverage Ratio" shall mean, at any date of determination, the ratio of (x) the aggregate Indebtedness of the Borrower and the Subsidiaries on such date to (y) Consolidated EBITDA for the most recent four fiscal quarters.

        "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (x) an interest rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (y) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

        "Administrative Agent" shall have the meaning assigned to such term in the preamble hereof.

        "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

        "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B, or such other form as may be supplied from time to time by the Administrative Agent.

        "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns more than 5% of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

        "Agents" shall mean the Administrative Agent, the Syndication Agent and the Collateral Agent.

        "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

        "Agreement" shall have the meaning assigned to such term in the preamble hereof.

        "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time; each change shall be effective on the date determined by the Administrative Agent. The corporate base rate is not necessarily the lowest rate charged by the Administrative Agent to its customers. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "Applicable Percentage" shall mean, for any day, with respect to any Revolving Loan, the applicable percentage set forth below under the caption "Eurodollar Spread" or "ABR Spread," as the case may be, based upon the Adjusted Leverage Ratio as of the relevant date of determination:

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         ================================================================

                                              Eurodollar
               Adjusted Leverage Ratio          Spread      ABR Spread
               -----------------------          ------      ----------

         ----------------------------------------------------------------

          Category 1
          ----------
          Greater than 4.0 to 1.00              3.75%         2.75%
         ----------------------------------------------------------------

          Category 2
          ----------
          Greater than 3.5 to 1.00, but
          less than or equal to 4.0 to 1.00     3.50%         2.50%
         ----------------------------------------------------------------

          Category 3
          ----------
          Greater than 3.0, but less than       3.25%         2.25%
          or equal to 3.5 to 1.00
         ----------------------------------------------------------------

          Category 4                            3.00%         2.00%
          ----------
          Less than 3.0 to 1.00
         ================================================================


        Each change in the Applicable Percentage resulting from a change in the Adjusted Leverage Ratio shall be effective with respect to all Revolving Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by
Section 5.04(a) or (b) and Section 5.04(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (i) from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by
Section 5.04(b) and Section 5.04(d) for the fiscal quarter ending at least six months after the Closing Date, the Adjusted Leverage Ratio shall be deemed to be in Category 2 for purposes of determining the Applicable Percentage (provided that in the event the Adjusted Leverage Ratio exceeds 4.0 to 1.00 during such period, the Adjusted Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage) and (ii) (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Adjusted Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

        "Applicable Revolving Commitment Fee Percentage" shall be 0.50% per annum.

        "Arranger" shall have the meaning assigned to such term in the preamble hereof.

        "Asset Sale" shall mean the issuance, sale, transfer or other disposition (by way of merger or otherwise) by the Borrower or any Subsidiary to any person other than the Borrower or any Guarantor of (a) any Equity Interests of any Subsidiary (other than directors' qualifying shares) or (b) any other assets of the Borrower or any Subsidiary (other than for purposes of Section 2.12(b), (i) dispositions permitted by Section 6.05(b), (f) or (h), (ii) dispositions resulting in Net Cash Proceeds from Casualty Events applied as set forth in the first proviso to Section 2.12(d) or any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate fair market value of the assets transferred in such transaction or any such series of related transactions does not exceed $250,000 or (iii) dispositions set forth on Schedule 1.01(a); provided that any such dispositions pur-suant to this clause (iii) shall have been consummated no later than the first anniversary of the Closing Date).

        "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

        "Attributable Indebtedness" shall mean, when used with respect to any sale and lease-back transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and lease-back transaction.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

        "Borrower" shall have the meaning assigned to such term in the preamble hereof.

        "Borrowing" shall mean a group of Revolving Loans of a single Type made, converted or continued on a single date and as to which a single Interest Period is in effect.

        "Borrowing Base" shall mean, as at any date, the sum of (i) 50% of the aggregate value of Eligible Inventory at said date (provided that such percentage shall be (A) 25% of the aggregate value of Eligible Inventory which has been Eligible Inventory for over one year (but less than 24 months) from the date it became Eligible Inventory and (B) 0% of the aggregate value of Eligible Inventory which has been Eligible Inventory for 24 months or more from the date it became Eligible Inventory) and (ii) 75% of the aggregate value of Eligible Accounts Receivable at said date.

        "Borrowing Base Certificate" shall mean a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit E and appropriately completed.

        "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D, or such other form as shall be approved by the Administrative Agent.

        "Breakage Event" shall have the meaning assigned to such term in Section 2.15.

        "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "Capital Asset Exchange" shall mean a substantially contemporaneous exchange, or series of related exchanges, of assets constituting property, plant or equipment for like-kind assets that are useful in the business of the Borrower and the Subsidiaries and that have a fair market value (determined in good faith by the Borrower) at least equal to the fair market value of the exchanged assets; provided that no Capital Asset Exchange shall exceed $1.0 million in fair market value.

        "Capital Expenditures" shall mean, with respect to any person, all expenditures by such person that should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including expenditures for maintenance and repairs that should be capitalized in accordance with GAAP) and, without duplication, the amount of Capital Lease Obligations incurred by such person.

        "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

        "Cash Equivalents" shall mean, as to any person: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit or acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $500,000,000 and a rating of at least "B" from Thompson, with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 10 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through
(d) above; and (f) demand deposit accounts maintained in the ordinary course of business.

        "Casualty Event" shall mean, with respect to any property (including Real Property) of the Borrower or any Subsidiary, any loss of title with respect to Real Property or any theft, loss or destruction of or damage to, or any condemnation or other taking (including by any Governmental Authority) of, such property (including Real Property) for which the Borrower or any Subsidiary receives insurance proceeds or proceeds of a condemnation award or other compensation. "Casualty Event" shall include but not be limited to any taking of any Real Property of the Borrower or any Subsidiary or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Real Property of the Borrower or any Subsidiary or any part thereof, by any Governmental Authority, civil or military.

        "Change of Control" shall mean the occurrence at any time of (a) the direct or indirect acquisition (as a result of a purchase, acquisition, merger, consolidation or otherwise) by any person or a group (as such term is defined in
Section 13(d)(3) of the Exchange Act), of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the outstanding voting power of the then-outstanding voting power of the Borrower;
(b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Borrower's board of directors (together with any new directors whose election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office (who either were directors at the beginning of such period or whose election or nomination for election was previously so approved)) cease for any rea-son to constitute a majority of the directors then in office; or (c) the occurrence of a "Change in Control" as such term is defined in any of the Notes Documents.

        "Charges" shall have the meaning set forth in Section 9.09.

        "Closing Date" shall mean July 27, 2001.

        "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" shall mean all of the Pledged Collateral and all other property of whatever kind and nature pledged as collateral under any Security Document.

        "Collateral Account" shall have the meaning assigned to such term in the Security Agreement.

        "Collateral Agent" shall have the meaning assigned to such term in the preamble hereof.

        "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule 1 to the Lender Addendum executed and delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

        "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

        "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, adjusted, in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders, by
(x) adding thereto the amount of (i) Consolidated Interest Expense, (ii) provision for taxes based on income, (iii) amortization, (iv) depreciation, (v) the amount of any earn-out payment or bonus paid by the Borrower or any Subsidiary for such period to the seller(s) of any Equity Interest or business acquired by the Borrower or any Subsidiary, which payment is made pursuant to the terms of a purchase or similar agreement entered into at the time of the acquisition, (vi) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period including inventory write downs incurred by the Borrower of $2.3 million for the fiscal quarter ended September 30, 2000, $21.8 million for the fiscal quarter ended December 31, 2000 and $0.8 million for the fiscal quarter ended March 31, 2001 and (vii) (A) incremental transition costs incurred by the Borrower of $3.7 million for the fiscal quarter ended December 31, 2000, $2.6 million for the fiscal quarter ended March 31, 2001, $2.5 million for the fiscal quarter ended June 30, 2001, $2.300 million for the fiscal quarter ended September 30, 2001, $1.7 million for the fiscal quarter ended December 31, 2001 and $0.6 million for the fiscal quarter ended March 31, 2002, (B) special charges incurred by the Borrower of $4.8 million for the fiscal quarter ended September 30, 2000, $75.7 million for the fiscal quarter ended December 31, 2000 and $4.4 million for the fiscal quarter ended March 31, 2001 and (C) the effect of any reversal or reclassification after the Closing Date of any such costs or charges, and

(y) subtracting the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

        "Consolidated Interest Coverage Ratio" shall mean, for the most recent four fiscal quarters, the ratio of (x) Consolidated EBITDA for such most recent four fiscal quarters to (y) Consolidated Interest Expense for such most recent four fiscal quarters.

        "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including amortization of debt discount and deferred financing costs, capitalized interest, commitment fees, letter of credit fees and net amounts payable under Interest Rate Protection Agreements but excluding amortization of debt issuance costs and other financing fees and expenses incurred in connection with the Loan Documents and the Notes Documents) determined in accordance with GAAP.

        "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its consolidated Subsidiaries determined in accordance with GAAP, but excluding in any event (a) any extraordinary gains or losses; (b) gains or losses realized from (i) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Borrower or any Subsidiary, or (ii) any sales of assets; (c) net earnings or loss of any other person (other than a Subsidiary) in which the Borrower or any consolidated Subsidiary has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by the Borrower or such consolidated Subsidiary (subject to the limitation in clause (d) below) in the form of cash distributions; (d) any portion of the net earnings of any consolidated Subsidiary which is unavailable for payment of dividends to the Borrower or any other consolidated Subsidiary by reason of the provisions of any agreement or applicable law or regulation; (e) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary of the Borrower or any consolidated Subsidiary or is merged into or consolidated with the Borrower or any consolidated Subsidiary or that person's assets are acquired by the Borrower or such consolidated Subsidiary.

        "Consolidated Net Worth" shall mean at the date of determination thereof, the sum of all items which in conformity with GAAP would be classified as stockholders equity on a consolidated balance sheet of the Borrower at such date.

        "Contested Collateral Lien Conditions" shall mean, with respect to any Permitted Lien of the type described in clause (a), (b) or (f) of Section 6.02, the following conditions:

                (i) any proceeding instituted contesting such Lien shall conclusively operate to stay the sale or forfeiture of any portion of the Collateral on account of such Lien;

                (ii) at the option and upon request of the Administrative Agent, the appropriate Loan Party shall maintain cash reserves in an amount sufficient to pay and discharge such Lien and the Administrative Agent's reasonable estimate of all interest and penalties related thereto; and

                (iii) such Lien shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by the Security Documents, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien is or must be superior to the Lien and security interest created and evidenced by the Security Documents.

        "Contingent Obligation" shall mean, as to any person, any obligation of such person guaranteeing or intended to guarantee or otherwise be responsible for any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business, any products warranties in the ordinary course of business and any lease guarantees executed by the Borrower in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated potential liability in respect thereof (assuming such person is required to perform thereunder) as reasonably determined by such person in good faith.

        "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

        "Credit Event" shall have the meaning assigned to such term in Section 4.01.

        "Default" shall mean any event or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

        "Direct Foreign Subsidiary" means a Subsidiary (i) not a Domestic Subsidiary and (ii) the Equity Interests of which are directly owned by the Borrower or any Domestic Subsidiary.

        "Disqualified Stock" shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Revolving Credit Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the Revolving Credit Maturity Date or (c) contains any repurchase obligation which may come into effect prior to payment in full of all amounts hereunder.

        "Dividend" with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such person outstanding on or after the Closing Date (or any options or warrants issued by such person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

        "dollars" or "$" shall mean lawful money of the United States of America.

        "Domestic Subsidiary" shall mean a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

        "Downgrade Date" means any date after any Rating Date on which the Borrower's long term Indebtedness is rated lower than BBB- by S&P or Baa3 by Moody's.

        "Eligible Accounts Receivable" shall mean, as at any date of determination, Accounts solely of the Borrower that arise from the bona fide sale and delivery, in the ordinary course of business, of Inventory. Without limiting the foregoing, to qualify as an Eligible Account Receivable, an Account shall indicate as sole payee and as sole remittance party, the Borrower. In determining the amount to be so included, the face amount of Accounts shall be reduced by the amount of all returns, discounts, claims, credits, charges, chargebacks, collections in transit, markdown allowances, extra or co-op advertising credits, rebates, advances, deposits, progress payments or other allowances and by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement. For the avoidance of doubt, the amount of any Eligible Account Receivable shall not include prepayment penalties, sales or other taxes or interest. Unless otherwise approved, from time to time, in writing by the Administrative Agent, no Account shall be deemed to be an Eligible Account Receivable if:

                (a) the Borrower does not have sole lawful and absolute title to such Account; or

                (b) the Account is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

                (c) it arises out of a sale made by the Borrower to an Affiliate or to an officer, director or employee of any Loan Party, or the account debtor includes any such person; or

                (d) the Account or any portion thereof is unpaid more than 150 days after the original invoice date; or

                (e) it is from an account debtor or one of such account debtor's Affiliates that has an Account excluded under clause (d) above and fifty percent (50%) or more of all Accounts from such account debtor and such of its Affiliates in the aggregate are ineligible under clause
        (d) above; or

                (f) the account debtor for the Account is a creditor of any Loan Party, has or has asserted a right of setoff, has disputed its liability or has made any claim with respect to the Ac-count or any other Account which has not been resolved, to the extent of the amount owed by such Loan Party to the account debtor, the amount of such actual or asserted right of setoff (whichever is greater) or the amount of such dispute or claim, as the case may be; or

                (g) the account debtor for such Account has presently commenced a voluntary case under any Federal, state or foreign bankruptcy, insolvency, receivership or similar laws, as now constituted or hereafter amended, or has presently made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under any Federal, state or foreign bankruptcy, insolvency, receivership or similar laws, as now constituted or hereafter amended, or if any other petition or other application for relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar laws has presently been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, in each case unless such Account constitutes an administrative expense (or claim of similar priority) in such proceeding; or

                (h) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

                (i)     the account debtor is any Governmental Authority; or

                (j) the goods giving rise to such Account have not been shipped and delivered to the account debtor, or the Account otherwise does not represent a final sale; or

                (k) the Account does not comply with all Requirements of Law; or

                (l) (i) either the perfection, enforceability or validity of the Agent's security interest or the Lenders' right or ability to receive direct payments as to such Account is governed by any statutory requirement of any Governmental Authority other than those of the Uniform Commercial Code, (ii) the debtor has not waived counterclaims or setoff as to such Account, (iii) it is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent for the benefit of the Lenders, subject to no Liens other than the Liens (if any) permitted by the applicable Security Document, or (iv) it does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                (m) as to all or any part of such Account a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; or

                (n) such Account does not comply with all applicable legal requirements including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case, as amended; or

                (o) the account debtor on such Account is not located in the United States or is not Centennial, Inc., a Canadian corporation; or

                (p) all Accounts of such account debtor in the aggregate exceed 5% (or 15% in the case of Accounts on which the account debtor is Wal-Mart Stores, Inc. or 10% in the case of Accounts on which the account debtor is LensCrafters, Inc., or Centennial, Inc.) of all Accounts of the Borrower which would otherwise constitute Eligible Accounts Receivable; provided that only Accounts of such account debtor in excess of such percentage shall be excluded from Eligible Accounts Receivable pursuant to this clause; or

                (q) the Administrative Agent determines, upon three Business Days' notice to the Borrower, in good faith in accordance with its internal credit policies that (i) collection of the Account is insecure or (ii) such account may not be paid by reason of the account debtor's financial inability to pay.

        "Eligible Inventory" shall mean, as at any date of determination, Inventory solely of the Borrower deemed by the Administrative Agent to be eligible for inclusion in the calculation of the Borrowing Base of the Borrower as specified below. Without limiting the foregoing, to qualify as "Eligible Inventory," no Person (other than the Borrower) shall have any direct or indirect interest in or title to such Inventory and no Person other than the Borrower shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. In determining the amount to be so included, such Inventory shall be valued at the first in/first out method of accounting on a lower of cost or market and on a basis otherwise consistent with the Borrower's current and historical accounting practice. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if:

                (a) it is not owned solely by the Borrower, or the Borrower does not have sole and good, valid and marketable title thereto; or

                (b)     it is not either (i) located in the United States or
        (ii) loaded freight charges and insurance premiums paid, upon a vessel bound for a port in the United States and covered by bills of lading or other shipping documents, originals of which are in the possession of the Administrative Agent; or

                (c) it is not located on property owned or leased by the Borrower or in a contract warehouse, in each case, specified on Schedule 1.01(b) (as amended from time to time by the Borrower and accepted by the Administrative Agent), and, except as otherwise approved by the Administrative Agent, covered by a collateral access agreement in form and substance reasonably acceptable to the Administrative Agent and executed by the lessor, or the contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of all others, if any (including any other Loan Party), stored on the premises; or

                (d) it is packing or shipping materials or maintenance supplies; or

                (e) it is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent, except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges, in each case, not yet due; or

                (f) it is goods returned or rejected by the Borrower's customers to the extent the invoice price of such returns and rejections exceeds $5.0 million in the aggregate since the beginning of the fiscal quarter four quarters prior to such calculation or goods in transit to third parties (other than to warehouse sites covered by a collateral access agreement in accordance with clause (c) above); or

                (g) it is not a product that is (i) in good condition, meets all standards imposed by any Governmental Authority having authority over the Inventory, its use and/or sales, or (ii) currently saleable in the ordinary course of the Borrower's business, or (iii) in compliance with all standards imposed under any agreements relating to the manufacture, sale and/or distribution thereof; or

                (h) it (i) is raw materials or work-in-process or (ii) is excess (as so reserved by the Borrower from time to time or as otherwise determined by the Administrative Agent) or (iii) is seconds or thirds or
        (iv) is obsolete, discontinued, "closed-out," slow moving or unmerchantable or (v) is freight/drayage reserves or (vi) is samples or Inventory on hand which is used for promotional and other sales activities or (vii) does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                (i) it is consigned to a customer of the Borrower, is used or repossessed or is attached, seized, made subject to a writ or distress warrant, levied upon or brought within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

                (j) it is goods acquired by the Borrower in or as part of a "bulk" transfer or sale of assets and such acquisition is not consummated in the ordinary course of business unless the Borrower has complied with all applicable bulk sales or bulk transfer laws in connection with such acquisition; or

                (k) the Administrative Agent, in the good faith exercise of its discretion, determines, upon three Business Days' notice to the Borrower, it to be ineligible.

        "English Security Document" shall have the meaning assigned to such term in Article VIII.

        "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

        "Environmental Claim" shall mean any written notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence of a Release, (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

        "Environmental Law" shall mean the common law, any and all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to public or occupational health and safety matters, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C.ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss. 5101 et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing and, in each case, as in effect at the relevant time.

        "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

        "Equity Interest" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

        "Equity Issuance" shall mean, without duplication, any issuance or sale by the Borrower after the Closing Date of (a) any Equity Interests of the Borrower (including any Equity Interests of the Borrower issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests of the Borrower or (b) any other security interest representing any Equity Interest of the Borrower (or the right to obtain any Equity Interest of the Borrower), including any preferred stock; provided, however, that "Equity Issuance" shall not include (i) issuances by the Borrower of non-qualified options to purchase stock of the Borrower to managers, officers and directors of the Borrower in connection with any performance-based stock option plan and (ii) issuances by the Borrower of rights to purchase equity of the Borrower to shareholders of the Borrower pursuant to a shareholders' rights plan.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

        "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

        "ERISA Event" shall mean (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan;
(g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to the Borrower or any of the Subsidiaries.

        "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

        "Eurodollar Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

        "Event of Default" shall have the meaning assigned to such term in
Article VII.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) such recipient's net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or in which it is engaged in business or, in the case of any Lender, in which its applicable lending office is located; (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located; and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.19(a).

        "Eyeglass Lens Business" means (i) the design, manufacture and distribution of plastic and glass eyeglass lenses, (ii) the design, manufacture and distribution of lens coatings and treatments and (iii) other optical lens-related businesses.

        "Federal Funds Effective Rate" shall have the meaning assigned to such term in the definition of "Alternate Base Rate."

        "Fee Letter" shall mean the Amended and Restated Revolving Credit Facility Fee Letter, dated April 16, 2001, between the Borrower and the Administrative Agent.

        "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

        "Financial Officer" of any person shall mean the Chief Financial Officer or such other officer of such person acceptable to the Administrative Agent.

        "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

        "Foreign Subsidiary" shall mean a Subsidiary that is not a Domestic Subsidiary.

        "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

        "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

        "Governmental Real Property Disclosure Requirements" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, mortgagee or assignee of Real Property, or notification, registration, or filing to or with any Governmental Authority, prior to the sale, mortgage or assignment of any Real Property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Material on, at, under or near the Real Property to be sold, mortgaged or assigned or the establishment for which control is to be transferred.

        "Granting Lender" has the meaning specified in Section 9.04(i).

        "Guarantee" has the meaning specified in Section 5.13.

        "Guarantee Agreement" shall mean a Guarantee Agreement, substantially in the form of Exhibit H, made by one or more Guarantors in favor of the Lenders.

        "Guarantor" shall mean each Subsidiary that is or becomes a party to a Guarantee Agreement pursuant to Section 5.13 or otherwise.

        "Hazardous Materials" shall mean all explosive or radioactive materials, substances or wastes, hazardous or toxic materials, substances or wastes, pollutants, contaminants, and solid, liquid or gaseous wastes, including, without limitation, petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature subject or regulated pursuant to any Environmental Law.

        "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

        "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind (including subtenant deposits with respect to subleases);
(b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 60 days); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (provided, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the Indebtedness secured);
(g) all Contingent Obligations of such person; (h) all Capital Lease Obligations of such person; (i) the Net Hedging Obligations of such person; (j) all Attributable Indebtedness of such person; (k) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances; and
(l) the maximum fixed redemption or repurchase price of all Disqualified Stock of such person. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

        "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

        "Indemnitee" shall have the meaning assigned to such term in Section 9.05(b).

        "Independent Director" means a director of the Borrower who (a) is independent with respect to the transaction at issue; (b) does not have any material indirect financial interest in the Borrower or any of its Affiliates; and (c) has not and whose Affiliates or affiliate firm has not at any time during the twelve months prior to the taking of any action with respect to the transaction at issue, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Borrower or any of its Affiliates, other than customary directors' fees for serving on the Board of Directors of the Borrower or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Borrower's or Affiliate's board and board committee meetings.

        "Insignificant Direct Foreign Subsidiary" means a Direct Foreign Subsidiary with (1) net sales that are less than 5.0% of the consolidated net sales of the Borrower and the Subsidiaries for the most recent fiscal quarter for which a consolidated income statement of the Borrower is available and (2) tangible assets that are less than 2.5% of Total Tangible Assets as of the end of the most recent fiscal quarter for which a consolidated balance sheet of the Borrower and the Subsidiaries is available.

        "Insignificant Domestic Subsidiary" means a Domestic Subsidiary with (1) net sales that are less than 5.0% of the consolidated net sales of the Borrower and the Subsidiaries for the most recent fiscal quarter for which a consolidated income statement of the Borrower is available and (2) tangible assets that are less than 2.5% of Total Tangible Assets as of the end of the most recent fiscal quarter for which a consolidated balance sheet of the Borrower and the Subsidiaries is available.

        "Instruments" shall have the meaning assigned to such term in the Security Agreement.

        "Intellectual Property" shall have the meaning assigned to such term in
Section 3.22.

        "Interest Payment Date" shall mean with respect to any Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Revolving Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been appli-cable to such Borrowing, and, in addition, the date of any prepayment of any Revolving Loan or conversion of a Eurodollar Borrowing to an ABR Borrowing.

        "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect (or, in the case of a seven-day Interest Period as set forth in clause (i) of Section 2.03, the seventh day after the date of such Borrowing), and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding last Business Day of March, June, September or December, and (ii) the Revolving Credit Maturity Date; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

        "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates and not entered into for speculation.

        "Inventory" shall have the meaning assigned to such term in the Security Agreement.

        "Investments" shall have the meaning assigned to such term in Section 6.04.

        "Issuing Bank" shall mean, as the context may require, (a) UBS AG, Stamford Branch, with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Section 2.21(i) or (k), with respect to Letters of Credit issued by such Lender; or (c) collectively, all the foregoing.

        "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

        "Landlord Lien Waiver and Access Agreement" shall mean the Landlord Lien Waiver and Access Agreement, substantially in the form of Exhibit F, made by the landlord of each leased Real Property identified on Schedule 3.10(b) in favor of the Collateral Agent for the benefit of the Secured Parties.

        "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.21.

        "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

        "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

        "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

        "Leases" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

        "Lender Addendum" shall mean with respect to any initial Lender, a lender addendum in the form of Exhibit A, to be executed and delivered by such Lender on the Closing Date as provided in Section 9.17.

        "Lenders" shall mean (a) each of the financial institutions that executes a Lender Addendum on the Closing Date (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

        "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.21.

        "LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/16th of 1%) of the offered rates for deposits in dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

        "Lien" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such property or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

        "Loan Documents" shall mean this Agreement, the Letters of Credit, the Fee Letter, the Guarantee Agreements and the Security Documents.

        "Loan Parties" shall mean the Borrower and the Guarantors.

        "Management Report" shall have the meaning assigned to such term in
Section 5.04(a).

        "Margin Stock" shall have the meaning assigned to such term in Regulation U.

        "Material Adverse Effect" shall mean (a) a material adverse effect on the condition (financial or otherwise), business, operations, assets or liabilities of the Borrower and the Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to perform any of their obligations under any Loan Document; (c) material impairment of the rights of or benefits or remedies available to the Lenders or any Agent under any Loan Document; or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

        "Maximum Rate" shall have the meaning set forth in Section 9.09.

        "Moody's" means Moody's Investors Service, Inc. or any successor or assignee of the business of such company in the business of rating securities.

        "Multiemployer Plan" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which the Borrower, a Subsidiary or any ERISA Affiliate is then making or accruing an obligation to make contributions;
(ii) to which the Borrower, a Subsidiary or any ERISA Affiliate has within the preceding five plan years made contributions; or (iii) with respect to which the Borrower or a Subsidiary could reasonably be expected to incur liability.

        "Net Cash Proceeds" shall mean with respect to any Asset Sale, the cash proceeds received by any Loan Party (including cash proceeds subsequently received (as and when received by any Loan Party) in respect of noncash consideration initially received) net of (a) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale); (b) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (c) the Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold within 120 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 120 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (d) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a senior Lien on the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset).

        "Net Hedging Obligations" means (i) all termination obligations of such person under Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, less (ii) all termination obligations owed by persons rated Aa3 or higher by Moody's and AA or higher by S&P to such person under Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date.

        "Notes" shall mean the Borrower's 11% Senior Notes Due 2008 and the Borrower's 6 7/8% Senior Notes due 2008 issued pursuant to the Notes Agreements and any registered notes issued by the Borrower in exchange for, and as contemplated by, the Notes with terms substantially identical to the terms of the Notes.

        "Notes Agreements" shall mean the indentures, note purchase agreements and other agreements pursuant to which the Notes have been issued and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

        "Notes Documents" shall mean the Notes, the Notes Agreements and all other documents executed and delivered with respect to the Notes or the Notes Agreements.

        "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Lender or its respective successors, transferees or assignees pursuant to the terms of any Loan Document or secured by any of the Security Documents, whether or not the right of such person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

        "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations in currency or commodity values.

        "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

        "Perfection Certificate" shall mean a Perfection Certificate substantially in the form of Exhibit J.

        "Permitted Acquisition" shall mean, with respect to the Borrower or any Wholly Owned Subsidiary, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any other person, or of any business or division of any other person; (b) acquisition of 100% of the Equity Interests of any other person, or otherwise causing any other person to become a wholly owned subsidiary of such person; or (c) merger or consolidation or any other combination with any other person, if each of the following conditions are met:

               (i)    no Default then exists or would result therefrom;

              (ii) after giving pro forma effect to such acquisition, (1) the Borrower shall be in compliance with all covenants set forth in Sections 6.09, 6.10 and 6.11 as of the most recent test date (assuming, for purposes of Sections 6.09, 6.10, and 6.11, that such acquisition, and all other Permitted Acquisitions consummated since the first day of the most recent four fiscal quarters for each of the financial covenants set forth in Sections 6.09, 6.10, and 6.11 ending on or prior to the date of such acquisition, had occurred on the first day of such most recent four fiscal quarters), and (2) the Borrower and the Subsidiaries can reasonably be expected to remain in compliance with such covenants through the Revolving Credit Loan Maturity Date and to have sufficient cash liquidity to conduct their respective business and pay their respective debts and other liabilities as they come due;

             (iii) none of the Borrower or any Subsidiary shall, in connection with any such acquisition, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller, except (1) to the extent permitted under Section 6.01, and (2) obligations of the seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties or business, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by the Borrower or any Subsidiary hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such acquisition;

              (iv) the acquired person shall be engaged in the Eyeglass Lens Business as conducted by the Borrower and the Subsidiaries on the Closing Date and the property of the type that constitutes Collateral on the date hereof acquired in connection with any such acquisition shall be made subject to the Lien of the Security Documents and shall be free and clear of any Liens, other than Permitted Liens;

               (v) the board of directors or other similar governing body of the acquired person shall not have indicated publicly its opposition to the consummation of such acquisition;

              (vi) such acquisition shall be effected through the Borrower or a Wholly Owned Subsidiary and the person acquired shall be merged with or into a Wholly Owned Subsidiary or shall be at the time of consummation thereof a Wholly Owned Subsidiary;

             (vii) with respect to any acquisition involving Acquisition Consideration of more than $10.0 million, the Borrower shall have provided the Administrative Agent and the Lenders with (1) historical financial statements for the last three fiscal years of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (2) reasonably detailed projections for the period up to and including the Revolving Credit Maturity Date (but in any case for no less than one year from and after the proposed date of acquisition) pertaining to the person or business to be acquired, (3) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such acquisition, and (4) all such other information and data relating to such acquisition or the person or business to be acquired as may be reasonably requested by the Administrative Agent or the Required Lenders;

            (viii) the Borrower shall have delivered to the Agents and the Lenders a certificate of a Financial Officer of the Borrower certifying that (1) such acquisition complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such acquisition could not reasonably be expected to result in a Material Adverse Effect; and

              (ix) the aggregate Acquisition Consideration for all Permitted Acquisitions shall not exceed $30.0 million since the Closing Date, and the aggregate amount of the Acquisition Consideration for all Permitted Acquisitions in any fiscal year shall not exceed $15.0 million; provided, further, that any Equity Interests constituting all or a portion of such Acquisition Consid-
eration shall not have a cash dividend requirement on or prior to the Revolving Credit Maturity Date.

        "Permitted Liens" shall have the meaning assigned to such term in
Section 6.02.

        "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

        "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA or with respect to which the Borrower or a Subsidiary could incur liability.

        "Pledged Collateral" shall have the meaning set forth in any Security Agreement delivered on the Closing Date or thereafter pursuant to Sections 4.03 or 5.11 hereof.

        "Pledged Securities" shall have the meaning set forth in any Security Agreement, the English Security Document or such other Security Document delivered on the Closing Date or thereafter pursuant to Sections 4.03 or 5.11 hereof.

        "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Closing Date.

        "Prime Rate" shall have the meaning assigned to such term in the definition of "Alternate Base Rate."

        "Pro Forma Basis" shall mean, in making any calculation with respect to a period, giving pro forma effect, on a basis consistent with Regulation S-X under the Exchange Act, to each Permitted Acquisition and each Asset Sale consummated during such period or after the end of such period and prior to the date on which such calculation is made, as if such Permitted Acquisition or Asset Sale occurred at the beginning of such period, including the incurrence or repayment of any Indebtedness in connection therewith and including or excluding the Consolidated EBITDA of the business acquired or disposed of (after giving effect to any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act); provided, that only Permitted Acquisitions for which financial statements are required to be delivered to the Administrative Agent and the Lenders in accordance with clause
(vii) of the definition thereof, or such financial statements are otherwise so delivered, shall be included in such calculation, unless otherwise agreed to by the Lenders.

        "Pro Rata Percentage" of any Lender at any time shall mean the percentage of the Total Commitment represented by such Lender's Commitment.

        "property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired.

        "Purchase Money Indebtedness" means Indebtedness of the Borrower or any Subsidiary incurred for the purpose of financing all or any part of the purchase price of any assets (including Equity Interests of any person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified assets being financed (including the assets of any person whose Equity Interests are acquired) or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached; provided, further, however, that such Indebtedness is incurred within 90 days after such acquisition of such asset by the Borrower or such Subsidiary.

        "Rating Date" means the date on which the Borrower's long term Indebtedness achieves a rating of not less than BBB- by S&P and not less than Baa3 by Moody's for purposes of Section 5.14.

        "Real Property" shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other use agreement, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

        "Register" shall have the meaning assigned to such term in Section 9.04(d).

        "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

        "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

        "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or other person or voluntarily undertaken to: (i) remediate, clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

        "Required Lenders" shall mean, at any time, Lenders having Revolving Loans, L/C Exposure and unused Commitments representing at least a majority of the sum of all Revolving Loans outstanding, L/C Exposure and unused Commitments at such time.

        "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

        "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

        "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

        "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure.

        "Revolving Credit Maturity Date" shall mean July 27, 2004.

        "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Revolving Loan shall be an ABR Loan or a Eurodollar Loan.

        "S&P" means Standard & Poor's Rating Services, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

        "Secured Parties" shall have the meaning assigned to such term in the Security Documents.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Securities Collateral" shall have the meaning assigned to such term in the Security Agreement.

        "Security Agreement" shall mean a Security Agreement, substantially in the form of Exhibit G, among the Borrower and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended in accordance with the terms thereof and hereof or such other agreements in form and substance acceptable to the Collateral Agent effective to grant to the Collateral Agent a perfected first priority Lien on and security interest in the Pledged Collateral.

        "Security Documents" shall mean the Security Agreement, the Landlord Lien Waiver and Access Agreements and each other security document or pledge agreement required by applicable Requirements of Law to grant a valid, perfected Lien on and security interest in any property of the type that constitutes Collateral on the date hereof acquired or developed pursuant to a Permitted Acquisition or any other additional property required to be made subject to the Lien of the Security Documents pursuant to Section 5.11, and all UCC or other financing statements or instruments or agreements which shall contain such provisions as shall be necessary to conform such agreements to applicable Requirements of Law required by this Agreement or the Security Agreement to be executed and/or filed with respect to the security interests in property created pursuant to any Security Agreement and any other document or instrument utilized to pledge or grant a security interest in any property of whatever kind or nature as Collateral for the Obligations including any and all documents or instruments delivered pursuant to Section 5.11.

        "SPC" has the meaning specified in Section 9.04(i).

        "Statutory Reserves" shall mean, for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

        "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

        "Subsidiary" shall mean any subsidiary of the Borrower.

        "Syndication Agent" shall have the meaning assigned to such term in the preamble hereof.

        "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

        "Thompson" shall mean Thompson Financial BancWatch.

        "Total Commitment" shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time.

        "Total Tangible Assets" means, as of any date, the total amount of tangible assets of the Borrower and the Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date.

        "Transactions" shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Loan Documents, including the execution and delivery of the Loan Documents and effectiveness of the Commitments hereunder and the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

        "Type," when used in respect of any Revolving Loan or Borrowing, shall refer to the Rate by reference to which interest on such Revolving Loan or on the Revolving Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBOR Rate and the Alternate Base Rate.

        "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

        "Wholly Owned Subsidiary" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

        "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, (b) all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and (c) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof unless agreed to by the Borrower and the Required Lenders.


                                   ARTICLE II

                                   The Credits


        SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment. The Total Commitment shall not exceed $45.0 million less any reductions required or permitted by Section 2.09 or 2.12. Notwithstanding anything to the contrary contained in this Section 2.01 or elsewhere in this Agreement, no Lender shall, pursuant to this Section 2.01 or otherwise, make any Revolving Loan to or for the account of the Borrower, and the Borrower shall not be entitled to borrow, if, after giving effect to the requested Revolving Loan, the Aggregate Revolving Credit Exposure could exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base as in effect at such time. Within the limits set forth in the preceding sentences and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

        SECTION 2.02. Revolving Loans. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Revolving Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Revolving Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), (x) the ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than $1.0 million or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is
(i) an integral multiple of $500,000 and not less than $1.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

        (b) Subject to Sections 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

        (c) Except with respect to Revolving Loans made pursuant to Section 2.02(f), each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 noon, New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

        (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith, in the case of such Lender, on demand, and , in the case of the Borrower, within two Business Days of demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Revolving Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Revolving Loan as part of such Borrowing for purposes of this Agreement.

        (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

        (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.21(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender, and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.21(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to, but excluding, the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

        SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; provided that until the Arranger shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within 180 days after the Closing Date), the Borrower shall only be permitted to request (x) ABR Borrowings or (y) Eurodollar Borrowings with an Interest Period of seven days, unless otherwise agreed to by the Administrative Agent; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section
2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, except as set forth above. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this
Section 2.03 (and the contents thereof) and of each Lender's portion of the requested Borrowing.

        SECTION 2.04. Evidence of Debt; Repayment of Revolving Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

        (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

        (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Revolving Loan made hereunder, the Type thereof and the Interest Period applicable thereto;

(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

        (d)   The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Revolving Loans in accordance with their terms.

        (e) Any Lender may request that the Revolving Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns, until such note is returned to the Borrower and duly canceled or other arrangements are made to the satisfaction of the Administrative Agent.

        SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Revolving Commitment Fee Percentage per annum on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein.

        (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the agency fees set forth in the fee letter dated the date hereof between the Borrower and the Administrative Agent (the "Administrative Agent Fees").

        (c) The Borrower agrees to pay (i) to each Lender, through the Administrative Agent, on the last Business Day of each month and on the date on which the Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding month (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit, on the last Business Day of each month and on the Revolving Credit Maturity Date, a fronting fee equal to 0.25% per annum on the aggregate outstanding face amount of such Letter of Credit (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

        (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

        SECTION 2.06. Interest on Revolving Loans. (a) Subject to the provisions of Section 2.07, the Revolving Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

        (b) Subject to the provisions of Section 2.07, the Revolving Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

        (c) Interest on each Revolving Loan shall be payable on the Interest Payment Dates applicable to such Revolving Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBOR Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

        SECTION 2.07. Default Interest. Upon and during the continuance of any Event of Default, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on the Revolving Loans and any other amount due hereunder or under any other Loan Document at the higher of (a) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the rate that would be applicable to an ABR Loan plus 2.00% and (b) the rate otherwise applicable to a Revolving Loan pursuant to Section 2.06 plus 2.00% per annum.

        SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have reasonably determined that quotations for interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBOR Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

        SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date.

        (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1.0 million and in a minimum amount of $5.0 million, and (ii) the Total Commitment shall not be so reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

        (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

        SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 1:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

               (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Revolving Loans comprising the converted or continued Borrowing;

              (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

             (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Revolving Loan of such Lender resulting from such conversion and reducing the Revolving Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

              (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
        Section 2.15;

               (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

              (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

             (vii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders (A) after the occurrence and during the continuance of a Default, Re-volving Loans may only be converted into, or continued as, (x) ABR Loans or (y) Eurodollar Loans with an Interest Period of one month or less and
        (B) after the occurrence and during the continuance of an Event of Default, no outstanding Revolving Loan may be converted into, or continued as, a Eurodollar Loan; and

            (viii) until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given by the Arranger as promptly as practicable and, in any event, within 180 days after the Closing Date), an ABR Borrowing may be converted only into a Eurodollar Borrowing with an Interest Period of seven days, unless otherwise agreed to by the Administrative Agent.

        Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued; (ii) whether such Borrowing is to be converted into or continued as a Eurodollar Borrowing or an ABR Borrowing; (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day); and (iv) if such Borrowing is to be converted into or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion into or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

        SECTION 2.11. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, (i) upon at least three Business Days' prior written or telecopy notice in the case of Eurodollar Loans or (ii) or upon at least one Business Days' prior written or telecopy notice in the case of ABR Loans, to the Administrative Agent before 12:00 noon, New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than $1.0 million.

        (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this
Section 2.11 shall be subject to Section 2.15 but shall be otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

        SECTION 2.12. Mandatory Prepayments. (a) In the event of any termination of all the Commitments as provided in this Agreement, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and replace all outstanding Letters of Credit and/or deposit an amount equal to the L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. In the event of any partial reduction of the Commitments or the Borrowing Base (including as evidenced by the most recently delivered Borrowing Base Certificate), then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the lesser of (i) the Total

Commitment and (ii) the Borrowing Base, in each case after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

        (b) Not later than one Business Day following the receipt of any Net Cash Proceeds of any Asset Sale, the Commitments shall be permanently reduced ratably among the Lenders in accordance with their applicable Commitments in an aggregate amount equal to 100% of the Net Cash Proceeds received with respect thereto and the Borrower shall comply with Section 2.12(a); provided, however, that so long as no Default shall then exist or would arise therefrom, such reduction shall not be required to be made on such date to the extent that the Borrower shall have delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase assets (other than securities) to be used by the Borrower or any Subsidiary in its business as contemplated by Section 6.16 no later than 270 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended); and provided, further, that if all or any portion of such Net Cash Proceeds are not so reinvested in such assets within such 270-day period, the Commitments shall be reduced ratably among the Lenders in accordance with their applicable Commitments in an aggregate amount equal to 100% of the unused portion and the Borrower shall comply with Section 2.12(a).

        (c) Upon any Equity Issuance after the Closing Date, the Commitments shall be permanently reduced ratably among the Lenders in accordance with their applicable Commitments in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance and the Borrower shall comply with Section 2.12(a).

        (d) Not later than one Business Day following the receipt of any Net Cash Proceeds from a Casualty Event, the Commitments shall be permanently reduced ratably among the Lenders in accordance with their applicable Commitments in an aggregate amount equal to 100% of the Net Cash Proceeds; provided, however, that so long as no Default shall then exist or arise therefrom such reduction shall not be required to be made on such date to the extent that (i) in the event such Net Cash Proceeds shall not exceed $2.5 million, the Borrower shall have delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used, or (ii) in the event that such Net Cash Proceeds exceed $2.5 million, the Administrative Agent has elected by notice to the Borrower on or prior to such date to require such proceeds to be used to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid no later than 270 days following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended); and provided, further, that if all or any portion of such proceeds shall not be so applied within such 270-day period, the Commitments shall be reduced ratably among the Lenders in accordance with their applicable Commitments in an aggregate amount equal to 100% of the unused portion and the Borrower shall comply with Section 2.12(a). To the extent that any Net Cash Proceeds shall result from a Casualty Event of Collateral, (a) such Net Cash Proceeds shall be held in the Collateral Account pending either
(i) the repair, replacement or restoration of the property in respect of which such Net Cash Proceeds were paid or (ii) the mandatory reduction of the Commitments required pursuant to this Section 2.12(d) and (b) any replacement property purchased pursuant to this Section 2.12(d) shall be made subject to the Lien of the Security Documents.

        (e) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days' prior written notice of such prepayment. Each notice of prepayment shall spec-ify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.12 shall be subject to Section 2.15, but shall otherwise be without premium or penalty.

        (f) Amounts to be applied pursuant to this Section 2.12 to the prepayment of Revolving Loans shall be applied first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Loans.

        SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the Closing Date any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, within 10 days after demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

        (b) If any Lender or the Issuing Bank shall have determined that the adoption after the Closing Date of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Revolving Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

        (c) A certificate of a Lender or the Issuing Bank, setting forth in reasonable detail the reason therefor, the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above, and the calculation thereof, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

        (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six-month period. Each Lender's determination and calculation of amounts due it under this Section 2.13 shall be binding on all parties hereto absent manifest error.

        SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

               (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

              (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted into ABR Loans, in which event all such Eurodollar Loans shall be automatically converted into ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

        (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

        SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor;
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor; or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Revolving Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Revolving Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period (excluding any Applicable Percentage). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.

        SECTION 2.16. Pro Rata Treatment. Except as provided below in this
Section 2.16 and as required under Sections 2.12(c) and 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Revolving Loans, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

        SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Revolving Loan or Revolving Loans or L/C Disbursement as a result of which the unpaid principal portion of its Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Revolving Loans and participations in L/C Disbursement of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Loans and L/C Exposure, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Revolving Loans and L/C Exposure and participations in Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans and L/C Exposure then outstanding as the principal amount of its Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Revolving Loan directly to the Borrower in the amount of such participation.

        SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at 677 Washington Boulevard, Stamford, Connecticut or any other office that the Administrative Agent shall designate in writing to the Borrower.

        (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

        SECTION 2.19. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower or such Loan Party shall make such deductions; and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

        (c) The Borrower shall indemnify the Administrative Agent and each Lender, within five days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

        (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Admin-istrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

        (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

        (f) If the Administrative Agent or any Lender receives a refund in respect of Indemnified Taxes or Other Taxes paid by the Borrower, which in the good faith judgment of the Administrative Agent or such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Indemnified Taxes or Other Taxes, to the Borrower, net of all reasonable out-of-pocket expenses (including any Taxes to which such Lender has become subject as a result of its receipt of such refund) of the Administrative Agent or such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to promptly return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or the applicable Lender that the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.19(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) to the Borrower or any other person.

        SECTION 2.20. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.13; (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.14; or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.19 the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, of the Issuing Bank), which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Revolving Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.13 and Section 2.15); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.13 or notice under Section 2.14 or the amounts paid pursuant to Section 2.19, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.14, or cease to result in amounts being payable under
Section 2.19, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.13 in respect of such circumstances or event or shall withdraw its notice under Section 2.14 or shall waive its right to further payments under
Section 2.19 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

        (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.13; (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.14; or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.19, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.13 or enable it to withdraw its notice pursuant to Section 2.14 or would reduce amounts payable pursuant to Section 2.19, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

        SECTION 2.21.  Letters of Credit.

        (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Commitments remain in effect. This Section 2.21 shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

        (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $10.0 million and (ii) the Aggregate Revolving Credit Exposure shall not exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base as in effect at such time. The Issuing Bank shall issue the requested Letter of Credit within 14 days after notice given pursuant to and in accordance with this Section 2.21. The existing letters of credit identified on Schedule 2.21(b) shall be deemed issued under and pursuant to this Section 2.21(b) and shall be treated as Letters of Credit for all purposes under this Agreement.

        (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (x) the date one year after the date of the issuance of such Letter of Credit (unless the Issuing Bank and the Administrative Agent shall agree otherwise) and (y) in any event, the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

        (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph (d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

        (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than the end of the day on which the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 11:00 a.m., New York City time, on any Business Day, not later than 11:00 a.m., New York City time, on the immediately following Business Day (it being acknowledged that the Borrower may pay such L/C Disbursement from the unused portion of the Revolving Commitment).

        (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

               (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

              (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

             (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

              (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

              (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.21, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

        (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

        (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

        (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders (it being understood that during such 180 day period the Issuing Bank will continue to issue the Letters of Credit pursuant to this Agreement). Subject to the next succeeding sentence, upon (x) the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank and (y) consent to such appointment by the Administrative Agent, which shall not be unreasonably withheld or delayed, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

        (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice thereof and of the amount to be deposited from the Administrative Agent or the Required Lenders (or, if the maturity of the Revolving Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed; (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time; and (iii) if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount together with any accrued and unapplied earnings thereon (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

        (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

                                   ARTICLE III

                         Representations and Warranties


        The Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders (with references to the Borrower and the Subsidiaries being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

        SECTION 3.01. Organization; Powers. The Borrower and each of the Subsidiaries (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization except where the failure to be duly organized, validly existing or in good standing individually, or together with all such failures for all Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect; (b) has all requisite corporate or other power and authority to own or lease its property and to carry on its business as now conducted and as proposed to be conducted; (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect; and (d) has the organizational power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

        SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Transaction Documents to which it is a party and the consummation by the Loan Parties of the Transactions (including the borrowings hereunder) (i) have been duly authorized by all requisite corporate or other constitutional and, if required, stockholder action and (ii) will not
(a) violate (i) any provision of law, statute, rule or regulation applicable to the Borrower or any Subsidiary, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (ii) any order of any Governmental Authority or (iii) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound; (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument; or (c) result in the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents) except, in the case of clause (ii)(A)(III), where such violation, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (other than any such violation under any of the Notes Documents).

        SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the

Transactions, except for (a) the filing of UCC financing statements and (b) such as have been made or obtained and are in full force and effect.

        SECTION 3.05. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholders' equity and cash flows as of and for the fiscal years ended March 31, 1999, 2000 and 2001, audited by and accompanied by the opinion of Ernst & Young LLP for 1999 and PricewaterhouseCoopers LLP for 2000 and 2001, independent public accountants. Such financial statements have been prepared in accordance with GAAP consistently applied (except as disclosed therein) and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of the Borrower as of such dates and for such periods. Except as set forth in such financial statements or otherwise disclosed in the Schedules hereto, there are no liabilities of the Borrower or any Subsidiary of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents and the Notes Documents.

        (b) All financial statements delivered pursuant to Section 5.04 will be prepared in accordance with GAAP consistently applied and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of the Borrower as of such dates and for such periods (subject, in the case of unaudited statements, to normal year-end adjustments). Except as set forth in such financial statements or otherwise disclosed in the Schedules hereto, there are no material liabilities of the Borrower or any Subsidiary of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents and the Notes Documents.

        SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, since March 31, 2001.

        SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its Real Property free and clear of all Liens, other than Permitted Liens.

        (b) Each Lease to which any Loan Party is a party is valid and in full force and effect and none of the Borrower or any Subsidiary is in default under any such Lease and, to the knowledge of the Borrower, the other party or parties thereto are not in default of its or their obligations thereunder except for defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        (c) Title to all property (other than Real Property) is held by the Borrower and/or each Subsidiary free and clear of all Liens except for Permitted Liens.

        (d) The property of the Borrower and the Subsidiaries, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the assets and properties which are required for the business and operations of the Borrower and the Subsidiaries as presently conducted.

        (e) None of the Borrower or any Subsidiary has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its respective property.

        SECTION 3.08. Subsidiaries. (a) Schedule 3.08(a) sets forth a list of all Subsidiaries and the percentage Equity Interest of the Loan Parties therein. The Equity Interests so indicated on Schedule 3.08(a) are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens other than Liens created by the Security Agreement.

        (b) An accurate organization chart, showing the ownership structure of the Borrower and each Subsidiary on the Closing Date, and after giving effect to the Transactions, is set forth on Schedule 3.08(b).

        SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09 or Schedule 3.17, there are not any actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of the Borrower or any Subsidiary, threatened against or affecting the Borrower, any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

        (b) Except for matters covered by Section 3.17, none of the Borrower or any Subsidiary or any of their respective property is in violation of, nor will the continued operation of their property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Real Property or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.10. Agreements. (a) None of the Borrower or any Subsidiary is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (b) None of the Borrower or any Subsidiary is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect. None of the Borrower or any Subsidiary is in default in any manner under any provision of any of the Notes Documents.

        (c) Schedule 3.10(a) accurately and completely lists all material agreements (other than Leases of Real Property set forth on Schedule 3.10(b)) to which the Borrower and any Subsidiary are a party which are in effect on the date hereof in connection with the operation of the business conducted thereby and whether such material agreement requires the consent of any third-party thereunder to the Transactions.

        SECTION 3.11. Federal Reserve Regulations. (a) None of the Borrower or any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

        (b) No part of the proceeds of any Revolving Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

        SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

        SECTION 3.13. Use of Proceeds. All proceeds of all Revolving Loans shall be used solely for the Borrower's and the Subsidiaries' working capital and general corporate purposes (including to effect Permitted Acquisitions).

        SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal tax returns and all material, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

        SECTION 3.15. No Material Misstatements. None of any information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain, taken as a whole, any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading as of the date such information is dated or certified; provided that, to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

        SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is, with respect to each Plan, in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $14,200,000 the fair market value of the assets of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of each Borrower, Subsidiary or ERISA Affiliate to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.17. Environmental Matters. Except as set forth in Schedule
3.17:

               (a) The Real Property owned or operated by the Borrower and the Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

               (b) The Real Property and all operations of the Borrower and the Subsidiaries are in compliance, and in the last three years have been in compliance, with all applicable Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

               (c) There have been no Releases or threatened Releases by the Borrower or any Subsidiary or, to their knowledge, by any other party, at, from, under or proximate to the Real Property or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

               (d) None of the Borrower or any Subsidiary has received any notice of an Environmental Claim in connection with the Real Property or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

               (e) Hazardous Materials have not been transported from the Real Property by or on behalf of the Borrower or any Subsidiary, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Real Property in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually or by operation of law, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of each insurance policy that purports to provide coverage in excess of $1.0 million maintained by the Borrower or by the Borrower for the Subsidiaries. Such insurance is in full force and effect and all premiums have been duly paid. The Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

        SECTION 3.19. Security Documents. (a) The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in and Lien on the Pledged Collateral and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 3.3 to the Security Agreement, and (ii) the Securities Collateral (as defined in the Security Agreement) is delivered to the Collateral Agent, the Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Pledged Collateral (other than such Pledged Collateral in which a security interest cannot be perfected under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.

        (b) Each Security Document delivered pursuant to Section 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Collateral thereunder, and when such Security Document is filed or recorded in the appropriate offices as may be required under applicable law, such Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

        SECTION 3.20. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

        SECTION 3.21. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Revolving Loan and after giving effect to the application of the proceeds of each Revolving Loan, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay the probable liability on its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

        SECTION 3.22. Intellectual Property. Each Loan Party owns, or is licensed to use, all patents, patent applications, trademarks, tradenames, servicemarks, copyrights, technology, trade secrets, proprietary information, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim, except for such claims that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by each Loan Party does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.23. No Burdensome Restrictions. Except as may have been disclosed by the Loan Parties in writing to the Administrative Agent, no Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.


                                   ARTICLE IV

                              Conditions of Lending


        The obligations of the Lenders to make Revolving Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

        SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):

               (a) The Administrative Agent shall have received a notice of such Borrowing Request (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.21(b).

               (b) The Borrower and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after such Credit Event, no Default shall have occurred and be continuing.

               (c) The representations and warranties set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

               (d) For each Revolving Credit Loan and each Letter of Credit issuance, the Borrowing Base (as determined upon the most recent Borrowing Base Certificate delivered hereunder) shall exceed the Aggregate Revolving Credit Exposure after giving effect to such Credit Event.

               (e) No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Revolving Loans.

               (f) There shall not have occurred any event or circumstances that has had or could reasonably be expected to result in a Material Adverse Effect since March 31, 2001.

               (g) The Administrative Agent and the Lenders shall have received and the Administrative Agent shall be satisfied (as to form and substance) with a Borrowing Base Certificate prepared as of the Business Day immediately preceding such Credit Event.

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        Each Credit Event and each delivery of a Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b), (c), (d),
(e) and (f) of this Section 4.01.

        SECTION 4.02.  Closing Date.  On the Closing Date:

               (a) Loan Documents. All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents.

               (b) Fees. The Arranger and Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, as set forth in an invoice containing reasonable detail, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Cahill Gordon & Reindel, counsel to the Administrative Agent, the Collateral Agent and the Arranger, and the fees and expenses of any foreign local counsel) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

               (c) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, favorable written opinions of Gardner, Carton & Douglas and Arnold and Porter LLP, counsels for the Loan Parties, substantially to the effect set forth in Exhibit I-1, (a) dated the Closing Date, (b) addressed to the Issuing Bank, the Agents, the Arranger and the Lenders and (c) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

               (d) Corporate Documents. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other constitutive documents, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying (a) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (b) below, (b) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (c) that the certificate or articles of incorporation or other constitutive documents of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (d) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower;
        (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

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               (e)   Officer's Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b), (c), (d), (e) and (f) of Section
        4.01 and paragraphs (b), (c) and (d) of this Section 4.02.

               (f) Borrowing Base Certificate. The Administrative Agent and the Lenders shall have received and the Administrative Agent shall be satisfied (as to form and substance) with a Borrowing Base Certificate prepared as of the last Business Day of the month immediately preceding the Closing Date. In the event the Borrowing Base has changed or, in the Borrower's reasonable judgment, is expected to change, as of the Closing Date, the Borrower shall deliver to the Administrative Agent and the Lenders an additional Borrowing Base Certificate on the Closing Date.

               (g) Solvency. The Lenders shall have received a certificate, dated the Closing Date and signed by an officer of the Borrower, in form and substance satisfactory to the Administrative Agent, as to the solvency of each of the Loan Parties after giving effect to the Transactions.

               (h) Security Agreement. The Security Agreement shall have been duly executed by the Borrower and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date.

               (i) Collateral Deliveries. The Borrower shall have authorized, executed and/or delivered or caused to be delivered each of the following to the Collateral Agent:

                      (1) UCC Financing Statements (Form UCC-1 or UCC-2, as appropriate) in appropriate form for filing under the UCC and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created in the Collateral (other than Securities Collateral), by the Security Agreement;

                      (2) certified copies of Requests for Information (Form UCC-11), tax lien, judgment lien, bankruptcy and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Borrower as debtor and that are filed in those state and county jurisdictions in which any of the property of the Borrower is located, the state and county jurisdictions in which the Borrower's principal place of business is located and the state jurisdiction in which the Borrower is organized, none of which encumber the Collateral covered or intended to be covered by the Security Documents other than those relating to Prior Liens (as defined in the Security Agreement) acceptable to the Collateral Agent);

                      (3)   the Perfection Certificate;

                      (4) with respect to each Real Property, copies of all Leases relating to locations where Inventory is located in which a Loan Party holds any interest;

                      (5) evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement and the execution and/or delivery of such other security and other documents, and the taking of all actions as may be necessary or, in the opinion

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

               of the Collateral Agent, desirable, to perfect the Liens created, or purported to be created, by the Security Agreement, except for any of the foregoing to be provided after the Closing Date pursuant to Sections 4.03 and 5.11 hereof; and

                      (6) evidence acceptable to the Collateral Agent of payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

               (j) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

               (k) Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, none of the Borrower or any Subsidiary shall have outstanding any Indebtedness, preferred stock or minority interests other than (i) the Revolving Loans and extensions of credit hereunder, (ii) the Notes, (iii) minority interests in subsidiaries reflected on Schedule 3.08(a), (iv) Indebtedness owed to the Borrower or any Guarantor, and (v) up to the U.S. dollar equivalent of $18.0 million in other Indebtedness.

               (l) Requirements of Law. The Lenders shall be satisfied that the Transactions shall be in full compliance with all material Requirements of Law, including without limitation Regulations T, U and X of the Board.

               (m) Consents. The Lenders shall be satisfied that all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions.

               (n) Litigation. There shall be no litigation, public or private, or administrative proceedings, governmental investigation or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of the Borrower and the Subsidiaries to fully and timely perform its obligations under the Loan Documents, or the ability of the parties to consummate the financings contemplated hereby or the other Transactions.

               (o) Material Adverse Change. There shall have not occurred, in the reasonable judgment of the Administrative Agent, a material adverse change or material disruption in the financial, banking or capital markets generally prior to the Closing Date (including the markets for loans to companies similar to the Borrower) which has had or could reasonably be expected to have a material adverse effect on the syndication of the Revolving Loans.

               (p) Financial Statement; Pro Forma Balance Sheet; Projections. The Lenders shall have received and shall be reasonably satisfied with the financial statements described in Section 3.05.

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               (q)   Fees and Expenses. The Borrower shall have paid all fees
        and expenses of the Agents and Lenders as set forth in Section 9.05.

        SECTION 4.03. First Credit Event. Prior to the first Credit Event, (i) the Borrower shall have authorized, executed and delivered all documents and taken all actions necessary or appropriate to grant in favor of the Collateral Agent a fully perfected first priority pledge of and security interest in the Pledged Securities, other than those Pledged Securities identified on Schedule 5.11(e)(i) hereto, under the laws of the jurisdiction of organization of the applicable issuer of such Pledged Securities (including, without limitation, the taking of all actions or the foreign equivalent, if applicable, and the delivery of all items, or their foreign equivalent, if applicable, of the type and nature enumerated in Section 4.02(i)(1), (i)(2), (i)(5) and (i)(6) of this Agreement, and the delivery of all certificates, agreements or instruments representing such Pledged Securities, accompanied by instruments of transfer endorsed in blank to the extent required or permitted under the jurisdiction or organization of the applicable issuer of such Pledged Securities) and (ii) the Collateral Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, a favorable written opinion of each foreign counsel listed on Schedule 4.03(b), other than the foreign counsel listed on
Schedule 5.11(e)(ii), substantially to the extent set forth in Exhibit I-2 and with such additions, deletions and/or changes as shall be acceptable to the Collateral Agent, (a) dated no later than the date of such first Credit Event,
(b) addressed to the Issuing Bank, the Agents, the Arranger and the Lenders and
(c) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.


                                    ARTICLE V

                              Affirmative Covenants


        The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Revolving Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

        SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05 or, in the case of any Subsidiary, where any such failures, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay and perform its obligations under all Leases; perform and com-

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ply in all material respects with its obligations under its material contracts, agreements and other instruments; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all necessary repairs, renewals, additions, improvements and replacements (including those necessary as a result of a Casualty Event) thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 5.01(b) shall prevent (i) sales of assets, consolidations or mergers by or involving the Borrower or any Subsidiaries in accordance with Section 6.05; (ii) the withdrawal by the Borrower or any Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by the Borrower or any Subsidiaries of any rights, franchises, permits, authorizations, copyrights, trademarks, trade names, licenses and patents or property that such person reasonably determines are not useful to its business.

        SECTION 5.02. Insurance. (a) Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it; and maintain such other insurance as may be required by law; and, with respect to the Collateral, otherwise maintain all insurance coverage required under the applicable Security Documents.

        (b) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

        SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Indebtedness, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of Collateral, the Borrower or the applicable Subsidiary shall have otherwise complied with the provisions of the applicable Security Document in connection with such nonpayment.

        SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent and each Lender:

               (a) Annual Reports. Within 90 days after the end of each fiscal year, (i) the consolidated balance sheet of the Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by an opinion of PricewaterhouseCoopers LLP or other "big six" independent public accounting firm

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

        (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Borrower and the Subsidiaries as of the end of and for such fiscal year in accordance with GAAP consistently applied, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidating basis, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal year, as compared to its financial condition, results of operations and cash flows as of the end of and for the previous fiscal year and its budgeted results of operations and cash flows; and (iii) a management's discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year;

               (b) Quarterly Reports. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) the consolidated balance sheet of the Borrower as of the end of such fiscal quarter and related consolidated statements of income for such fiscal quarter and for the then elapsed portion of the fiscal year and related consolidated statements of income and cash flows for the then elapsed portion of the fiscal year, in each case in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower and the Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, (ii) a management report in a form reasonably satisfactory to the Administrative Agent setting forth, on a consolidating basis, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and for the then elapsed portion of the fiscal year, as compared to its financial condition, results of operations and cash flows as of the end of such fiscal quarter and for the comparable periods in the previous fiscal year and its budgeted results of operations and cash flows, and (iii) a management's discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year;

               (c) Monthly Reports. Within 30 days after the end of the first two months of each fiscal quarter, the consolidated statements of income and cash flows of the Borrower for such month and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated results of operations and cash flows of the Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end and quarter-end adjustments, and such report shall be marked confidential;

               (d) Financial Officer's Certificate. (i) Concurrently with any delivery of financial statements under subparagraph (a), (b) or (c) above, a certificate of a Financial Officer certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (ii) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of a Financial Officer setting forth computations in reasonable detail satisfactory to

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

        the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.08, 6.09, 6.10, and 6.11; and (iii) in the case of paragraph (a) above, a report of the accounting firm opining on or certifying such financial statements stating that in the course of its regular audit of the financial statements of the Borrower and the Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge that any Default has occurred or, if in the opinion of such accounting firm such a Default has occurred, specifying the nature and extent thereof;

               (e) Borrowing Base Audits. At the request of the Administrative Agent or the Required Lenders, but in no event more frequently than (i) quarterly so long as no Default has occurred and is continuing, (ii) monthly in the event a Default shall have occurred and be continuing and
        (iii) at any time in the event an Event of Default has occurred and is continuing, a report, the scope and cost of which shall be reasonably acceptable to the Lenders and the Borrower (the reasonable cost and expense of which shall be for the sole account of the Borrower), of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) with respect to the Accounts and Inventory included in the Borrowing Base as at the end of a monthly accounting period, which report shall indicate that, based upon a review by such auditors of the Accounts and Inventory (including verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Borrower as at the end of such accounting period is accurate and complete in all material respects;

               (f) Borrowing Base Certificate. As soon as available and in any event within ten Business Days after the end of each monthly accounting period (ending on the last day of each calendar month) beginning with the monthly accounting period ending July 31, 2001, a Borrowing Base Certificate as of the last day of such accounting period (subject to adjustments with respect to such certificates which are not issued at a fiscal quarter end not to exceed $500,000 in respect of intercompany transfers of inventory; provided that notice is given of such adjustments that would decrease the Borrowing Base in excess of $50,000 within ten Business Days of the delivery of such certificate); each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Administrative Agent may reasonably request (if the Borrower fails to deliver any such Borrowing Base Certificate within ten Business Days after the end of any such month or within 15 Business Days after the end of any such month that is also a fiscal quarter end, then the Borrowing Base shall be deemed to be $0 (however, no prepayment shall be required pursuant to Section 2.12(a) solely by reason of such deemed reduction) until such time as the Borrower shall deliver such required Borrowing Base Certificate); the Borrower shall notify the Administrative Agent promptly upon becoming aware of any event or condition that could reasonably be expected to have a Material Adverse Effect on the Borrowing Base;

               (g) Financial Officer's Certificate Regarding Collateral. Concurrently with the delivery of financial statements under subparagraph (a) above, Borrower (on behalf of itself and the other Loan Parties) shall deliver to the Administrative Agent a certificate of a Financial Officer (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this subparagraph (g) and (ii) certifying that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect

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        and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificates (except as noted therein with respect to any continuation statements to be filed within such period);

               (h) Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless written notice has been delivered to the Collateral Agent, together will all applicable information to enable the Administrative Agent to make all filings under the UCC or otherwise that are required in order for the Collateral Agent (for the benefit of the Secured Parties) to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral;

               (i) Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of any of its securities pursuant to the terms of the documentation governing such securities (or any trustee, agent or other representative therefor), as the case may be;

               (j) Letters. Promptly after the receipt thereof by the Borrower or any other Loan Party, a copy of any "management letter" received by any such person from its certified public accountants and the management's responses thereto;

               (k) Budgets. As soon as completed but in any event no later than 30 days after the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income by each of the Borrower's business units and sources and uses of cash and balance sheets) prepared by the Borrower and marked confidential for (i) each fiscal quarter of such fiscal year prepared in detail and (ii) each of the years immediately following such fiscal year up to and including the Revolving Maturity Date prepared in summary form, in each case, of the Borrower and their respective subsidiaries, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of the Borrower to the effect that the budget of the Borrower is a reasonable estimate for the period covered thereby;

               (l) Annual Meetings with Lenders. Within 120 days after the close of each fiscal year, the Borrower shall, at the request of the Administrative Agent or Required Lenders, hold a meeting (at a mutually agreeable location and time) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and the Subsidiaries and the budgets presented for the current fiscal year of the Borrower and the Subsidiaries; and

               (m) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

        SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, and each Lender prompt written notice of the following:

               (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

               (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

               (c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

               (d)   the occurrence of a Casualty Event in excess of $500,000;
        and

               (e) (i) the incurrence of any Lien (other than Permitted Liens) on, or claim asserted against, any material portion of the Collateral or
        (ii) the occurrence of any other event which could materially adversely affect the value of the Collateral.

        SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any Subsidiary knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $500,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto, and (ii) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any Subsidiary or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by the Borrower or Subsidiary) as the Administrative Agent shall reasonably request.

        SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities, except where the failure to comply with such Requirements of Law could not have a Material Adverse Effect. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of the Borrower or any Subsidiary at reasonable times during regular business hours, upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, in each case in the presence of an employee of any Loan Party, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

        SECTION 5.08. Use of Proceeds. Use the proceeds of the Revolving Loans and request the issuance of Letters of Credit only for the purposes set forth in
Section 3.13.

        SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Real Property to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits necessary for its operations and Real Property; and conduct any Remedial Action in accordance with Environmental Laws, except in the case of any of the foregoing where the failure to do the same, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided, however, that none of the Borrower or any Subsidiary shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

        SECTION 5.10. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.09 shall have occurred and be continuing for more than 30 days without the Borrower or the Subsidiaries commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Default.

        SECTION 5.11. Further Assurances; Additional Collateral. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, giving notices of assignment, filing UCC and other financing statements and delivering legal opinions and, in the event a Default shall have occurred and be continuing, including creation of lockbox, cash collection accounts and/or sweep accounts) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may request, in order to, among other things, effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents, including, without limitation, all actions that may be required or advisable in connection with the enactment of Revised Article 9 of the UCC.

        (b) The parties hereto acknowledge and agree that it is their intention that the Obligations shall be secured by, among other things, a first priority Lien (subject only to Permitted Liens) on all of the domestic Accounts and Inventory and Pledged Securities owned by the Borrower (and such Accounts, Inventory and Pledged Securities owned by any Domestic Subsidiary to the extent required to be pledged pursuant to Section 5.11(f) hereof), whether now owned or hereafter acquired. Promptly, and in any event within 30 days after the acquisition of any Accounts, Inventory or Pledged Securities by the Borrower (and/or such Accounts, Inventory and Pledged Securities owned by any Domestic Subsidiary to the extent required to be Pledged pursuant to Section 5.11(f) hereof) or any Permitted Acquisition, the Borrower will, at its sole cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected first priority security interests with respect to such Accounts, Inventory or Pledged Securities, as applicable. Such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfac-tory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents (including legal opinions, lien waivers, and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.11. The Borrower shall take all further action of the type described in Section 5.11(a) in order to grant, preserve, protect and perfect such Lien and security interest.

        (c) In addition to the Borrower's obligations under Section 5.04(e)-(g), the Borrower shall, from time to time, provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each security interest and Lien contemplated herein. With respect to each Real Property in which a Loan Party holds the tenant's interest thereunder set forth on Schedule 3.10(b) and where Collateral is located, such Loan Party shall use its commercially reasonable efforts to obtain as promptly as practicable a Landlord Lien Waiver and Access Agreement substantially as set forth in Exhibit F with such additions, deletions and/or changes as shall be acceptable to the Collateral Agent.

        (d) The Borrower shall, with respect to each Real Property in which a Loan Party holds the tenant's interest thereunder as set forth on Schedule 3.10(b) and at which Collateral is located and to the extent that the same has not been delivered to the Collateral Agent on or prior to the Closing Date, take all further commercially reasonable action necessary to obtain a Landlord Lien Waiver and Access Agreement with respect to such Real Property; provided that a demand by any landlord for a material increase in the rent for such Real Property or a material extension of the lease relating thereto shall be deemed commercially unreasonable; provided, further, that each Loan Party will furnish to the Lenders and their counsel on the first Business Day of each month beginning July 1, 2001, a status report describing such actions and to the extent that a landlord shall refuse to execute a Landlord Lien Waiver and Access Agreement, a detailed description of the reason for such refusal and/or the exact terms pursuant to which such landlord would have agreed to execute such agreement if such terms were deemed commercially unreasonable by the Borrower.

        (e) As promptly as practicable and in any event not later than 60 days after the Closing Date, (i) the Borrower shall have authorized, executed and delivered all documents and taken all actions necessary or appropriate to grant in favor of the Collateral Agent a fully perfected first priority pledge of and security interest in the Pledged Securities identified on Schedule 5.11(e)(i) hereto under the laws of the jurisdiction of organization of the applicable issuer of such Pledged Securities (including, without limitation, the taking of all actions or the foreign equivalent, if applicable, and the delivery of all items, or their foreign equivalent, if applicable, of the type and nature enumerated in Section 4.02(i)(1), (i)(2), (i)(5) and (i)(6) of this Agreement, and the delivery of all certificates, agreements or instruments representing such Pledged Securities, accompanied by instruments of transfer endorsed in blank to the extent required or permitted under the jurisdiction or organization of the applicable issuer of such Pledged Securities) and (ii) the Collateral Agent shall have received, on behalf of itself, the other Agents, the Arranger, the Lenders and the Issuing Bank, a favorable written opinion of each foreign counsel listed on Schedule 5.11(e)(ii), substantially to the effect set forth in
Exhibit I-2 and with such additions, deletions and/or changes as shall be acceptable to the Collateral Agent, (a) dated no later than such 60th day after the Closing Date, (b) addressed to the Issuing Bank, the Agents, the Arranger and the Lenders and (c) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

        (f) If, after the Closing Date, (i) the Borrower or any Domestic Subsidiary shall acquire or create a Direct Foreign Subsidiary (other than an Insignificant Direct Foreign Subsidiary), (ii) any Direct Foreign Subsidiary that was an Insignificant Direct Foreign Subsidiary fails to continue to qualify as an Insignificant Direct Foreign Subsidiary or (iii) the Administrative Agent shall so request with respect to any Direct Foreign Subsidiary, then, in each such case, the Borrower shall or shall cause the applicable Domestic Subsidiary, at its expense:

               (A) within 30 days after such event, duly execute and deliver to the Collateral Agent (i) a joinder agreement and/or pledge amendment to the Security Agreement and (ii) a pledge agreement securing payment of all the Obligations of the Loan Parties under the Loan Documents and creating a first priority security interest in, and Lien on, not less than 65% of the voting Equity Interest of the applicable Direct Foreign Subsidiary owned by the Borrower or such Subsidiary, as the case may be, in form and substance sufficient under the laws of such Direct Foreign Subsidiary's jurisdiction of organization and otherwise acceptable to the Collateral Agent, and take, and cause such Subsidiary to take, whatever other action may be necessary or advisable in the reasonable opinion of the Collateral Agent, to perfect the first priority security interest in and Lien on the Equity Interest purported to be created by such pledge, subject to no Liens, and enforceable against all third parties in accordance with its terms;

               (B) within 30 days after such event, deliver to the Collateral Agent, upon the request of the Collateral Agent in its reasonable discretion, a signed copy of a legal opinion of foreign counsel substantially to the effect set forth in Exhibit I-2 and with such additions, deletions and/or changes as shall be acceptable to the Collateral Agent, addressed to the Collateral Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent and such other opinions as to such other matters as the Collateral Agent may reasonably request; and

               (C) at any time and from time to time, promptly execute and deliver any and all further instruments and documents (including, without limitation, solvency certificates with respect to such pledge) and take all such action as the Collateral Agent may deem necessary or reasonably desirable to obtain the full benefits of the agreements described in Section 5.11(f)(A) above, and/or to perfect and preserve the first priority Liens in favor of the Collateral Agent on the applicable Equity Interests pledged hereby.

        (g)   Each Loan Party agrees that, unless otherwise indicated in this
Section 5.11, each action required by this Section 5.11 shall be completed within 30 days of the date such action is requested or required to be taken. The foregoing requirement of Section 5.11(f) shall not apply from and after the Rating Date until the Downgrade Date, if any.

        SECTION 5.12. Certain Matters Relating to Accounts. (a) Upon the Collateral Agent's demand made at any time after the occurrence and during the continuance of an Event of Default and at the Borrower's or the applicable Loan Party's sole cost and expense, deliver or cause to be delivered all tangible evidence of Accounts, including, without limitation, copies of all documents evidencing Accounts and of any books and records relating thereto to the Collateral Agent or to its representatives. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may transfer a full and complete copy of any Loan Party's books, records, credit information, reports, memoranda and all other writing relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent's security interest therein without the consent of any Loan Party.

        (b) At the request of the Collateral Agent made at any time after the occurrence and during the continuance of any Event of Default and in form and manner reasonably satisfactory to the Collateral Agent, legend the Accounts and the other books, records and documents of such Loan Party evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been pledged to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

        (c) Deliver to the Collateral Agent, within 10 days after receipt thereof by Borrower or any Loan Party, any Instrument evidencing Accounts which is in the principal amount of $50,000 or more. Any Instrument delivered to the Collateral Agent pursuant to this Section 5.12(b) shall be appropriately endorsed (if applicable) to the order of the Collateral Agent, as agent for the Secured Parties, and shall be held by the Collateral Agent as further security hereunder; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing and the Collateral Agent is collecting Accounts, the Collateral Agent shall, promptly upon request of such Loan Party, make appropriate arrangements for making any Instrument pledged by such Loan Party available to such Loan Party for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent reasonably deemed appropriate by the Collateral Agent, against trust receipt or like document).

        SECTION 5.13. Guarantees. (a) If, after the Closing Date, (a) the Borrower or any Subsidiary shall acquire or create another Subsidiary (other than (i) an Insignificant Domestic Subsidiary or (ii) a Foreign Subsidiary) or
(b) any Subsidiary that was an Insignificant Domestic Subsidiary fails to continue to qualify as an Insignificant Domestic Subsidiary then, in each such case, cause such Subsidiary to:

               (1) execute and deliver to the Collateral Agent a Guarantee Agreement; and

               (2) deliver to the Lenders one or more opinions of counsel satisfactory to the Collateral Agent that such Guarantee Agreement (x) has been duly authorized, executed and delivered by such Subsidiary and
        (y) constitutes a valid and legally binding obligation of such Subsidiary in accordance with its terms.

        In addition, in the event that (a) the aggregate net sales of all Insignificant Domestic Subsidiaries which have not become Guarantors exceed 5.0% of the consolidated net sales of the Borrower and the Subsidiaries for any fiscal quarter or (b) the aggregate tangible assets of all Insignificant Domestic Subsidiaries which have not become Guarantors exceed 5.0% of Total Tangible Assets as of the end of any such fiscal quarter, the Borrower shall cause one or more Domestic Subsidiaries to become Guarantors and take such other actions so that the Insignificant Domestic Subsidiaries which have not become Guarantors do not exceed in the aggregate either of the totals in clauses (a) or
(b) of this paragraph.

        The Borrower may at its option cause any other Subsidiary to become a Guarantor by complying with the provisions of clause (1) and (2) above.

        (b) Cause each Subsidiary which now or hereafter guarantees any of the obligations under the Borrower's 11% Senior Notes due 2008, concurrent with the granting of any such guarantee, to guarantee the Borrower's obligations hereunder by duly executing and delivering a Guarantee Agreement.

        SECTION 5.14. Release of Certain Collateral. From and after the Rating Date, the Collateral Agent shall at the written request and sole expense of the Borrower, take any reasonable action and execute all reasonable documents and instruments to effect the release of the Lien of the Security Documents on all stock of Direct Foreign Subsidiaries. Such release shall no longer be permitted if any Downgrade Date occurs, and the Borrower shall, at its sole expense, take any action and execute all documents and instruments necessary or desirable to reattach Liens on 65% of the stock of Direct Foreign Subsidiaries released after a Rating Date, in each case as promptly as practicable but in no event later than 60 days after such Downgrade Date.


                                   ARTICLE VI

                               Negative Covenants


        The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Revolving Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any Subsidiaries to:

        SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

               (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

               (b) Indebtedness of the Borrower and the Guarantors under the Notes Documents in an aggregate principal amount not to exceed
        <128>205.0 million for the 11% Senior Notes and $94.7 million for the 6
        7/8% Senior Notes, in each case less the aggregate amount of all repayments thereunder effected after the Closing Date;

               (c) Indebtedness actually outstanding on the Closing Date and listed on Schedule 6.01, and refinancings or renewals thereof; provided that (i) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith; (ii) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced; and (iii) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced;

               (d) Indebtedness under non-speculative Interest Rate Protection Agreements which may be entered into from time to time by the Borrower and which the Borrower in good faith believes will provide protection against fluctuations in interest rates with respect to floating rate Indebtedness then outstanding, and permitted to remain outstanding, pursuant to the other provisions of this Section 6.01;

               (e) intercompany Indebtedness of the Borrower and the Subsidiaries outstanding to the extent permitted by Section 6.04(f);

               (f) in addition to any Indebtedness permitted by the preceding paragraph (e), Indebtedness of any Wholly Owned Subsidiary to the Borrower or another Wholly Owned Subsidiary constituting the purchase price in respect of intercompany transfers of goods and services made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

               (g) Indebtedness under performance bonds, letter of credit obligations to provide security for worker's compensation claims and bank overdrafts, in each case incurred in the ordinary course of business; provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days;

               (h) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 6.04(e);

               (i) Purchase Money Indebtedness or Indebtedness in respect of Capital Lease Obligations and refinancings or renewals thereof incurred after the Closing Date in an aggregate amount not to exceed at any time outstanding $5.0 million;

               (j) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

               (k) Contingent Obligations of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder and other Contingent Obligations of the Borrower or any Guarantor in respect of obligations of the Borrower or any Guarantor (other than Indebtedness) incurred in the ordinary course of business;

               (l) Indebtedness of the Borrower under a senior or senior subordinated note offering in an aggregate principal amount not to exceed $50.0 million; provided that the Borrower may incur such Indebtedness only if at the time of such incurrence no Default or Event of Default shall have occurred and be continuing; and

               (m) other Indebtedness of the Borrower not to exceed $20.0 million in the aggregate at any time outstanding; provided that the Borrower may incur such Indebtedness only if at the time of such incurrence no Default or Event of Default shall have occurred and be continuing.

        SECTION 6.02. Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon or with respect to any property or assets now owned or hereafter acquired by it or any Subsidiary or on any income or revenues or rights in respect thereof, except as provided for in the Loan Documents, or sell any Collateral, property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such Collateral, property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following (the "Permitted Liens"):

               (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies, which (i) are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, or (ii) in the case of any such charge or claim which has or may become a Lien against an of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

               (b) Liens in respect of property of the Borrower or any of the Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlord's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and (ii) in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions;

               (c)   Liens in existence on the Closing Date and set forth on
        Schedule 6.02; provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any property or assets other than the property or assets subject thereto on the Closing Date of Borrower or any Subsidiary;

               (d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) materially impairing the value or marketability of such Real Property and (iii) materially interfering with the conduct of the business of the Borrower and the Subsidiaries at such Real Property;

               (e) Liens arising out of judgments or awards not resulting in a Default and in respect of which the Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $2.0 million at any time outstanding;

               (f) Liens (other than any Lien imposed by ERISA) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereto such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien, (y) to the extent such Liens are not imposed by Law, such Liens shall in no event encumber any Property other than cash and Cash Equivalents and (z) in the case of any such Lien against any of the Collateral, such Lien and the contest thereof shall satisfy the Contested Collateral Lien Conditions the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $250,000 in the aggregate;

               (g) any interest or title of a lessor, sublessor, licensee or licensor under any Lease permitted by this Agreement;

               (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

               (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and the Subsidiaries;

               (j) Liens to secure Purchase Money Indebtedness or arising pursuant to Capital Lease Obligations incurred pursuant to Section 6.01(i); provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed to secure Purchase Money Indebtedness or pursuant to Capital Lease Obligations and do not encumber any other property of any Loan Party;

               (k) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

               (l) Liens on assets of a person existing at the time such person is acquired or merged with or into or consolidated with the Borrower or any Subsidiary (and not created in anticipation or contemplation thereof), including without limitation, Liens securing Acquired Indebtedness; provided that such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Borrower or a Subsidiary; and

               (m) Liens incurred in the ordinary course of business of the Borrower or any Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $15.0 million at any time outstanding;

provided, however, that no Liens shall be permitted to exist, directly or indirectly, on any Securities Collateral.

        Except with respect to specific property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 6.02, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement on or after the Closing Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon their property (including, without limitation, intellectual property of the Borrower and its Subsidiaries), whether now owned or hereafter acquired, except pursuant to the Loan Documents, the Notes Documents or Indebtedness incurred pursuant to Section

6.01(l) containing such prohibitions or restrictions not more restrictive or prohibitive in any material respect than those contained in the Notes Documents and customary provisions contained in Leases.

        SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (i) the sale of such property is permitted by Section 6.05 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

        SECTION 6.04. Investments, Loans and Advances. Directly or indirectly, lend money or credit or make advances to any person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "Investments"), except that the following shall be permitted:

               (a) the Borrower and the Subsidiaries may acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

               (b) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 6.01(d);

               (c) the Borrower and the Subsidiaries may acquire and hold cash and Cash Equivalents;

               (d) the Borrower and the Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business;

               (e) the Borrower may enter into and perform its obligations under Other Hedging Agreements entered into in the ordinary course of business and so long as any such Other Hedging Agreement is not speculative in nature and is entered into to protect the Borrower and/or the Subsidiaries against fluctuations in the value of foreign currency or the value of commodities used in the business of the Borrower and its Subsidiaries;

               (f) any Loan Party may make intercompany loans to any other Loan Party; provided that upon the request of the Collateral Agent or the Required Lenders any promissory notes evidencing such intercompany loans shall be pledged (and delivered) by the Borrower or the respective Wholly Owned Subsidiary that is the lender of such intercompany loan as Collateral pursuant to the Security Agreement;

               (g) the Borrower and the Subsidiaries may sell or transfer amounts to the extent permitted by Section 6.05;

               (h) the Borrower may establish Subsidiaries to the extent permitted by Section 6.15;

               (i) the Borrower or any Subsidiary may consummate Permitted Acquisitions;

               (j) loans and advances to directors, officers and employees of the Borrower and the Subsidiaries for bona fide business purposes in an aggregate amount not to exceed $2.0 million at any time outstanding;

               (k) Investments by any Loan Party in any other Loan Party for so long as a Loan Party;

               (l)   Investments in any Loan Party by any Subsidiary;

               (m) Investments outstanding on the Closing Date and set forth on Schedule 6.04(m);

               (n) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

               (o) Investments made by the Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.05;

               (p) lease, utility and other similar deposits in the ordinary course of business;

               (q) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments;

               (r) Investments (other than Collateral) by the Borrower or any Subsidiary in any other Subsidiary to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary; provided, however, that upon the request of the Collateral Agent or the Required Lenders all or any part of such Investments made as intercompany indebtedness shall be evidenced by promissory notes in form, and shall be pledged to the Collateral Agent pursuant to documentation, reasonably satisfactory to the Collateral Agent;

               (s) Investments in the form of intercompany loans by the Borrower in Subsidiaries located in China, Brazil and Venezuela not to exceed $15.0 million in the aggregate to support such Subsidiaries' development, construction and expansion of production lines; provided, however, that upon the request of the Collateral Agent or the Required Lenders all or any part of such Investments shall be evidenced by promissory notes in form, and shall be pledged to the Collateral Agent pursuant to documentation, reasonably satisfactory to the Collateral Agent; and

               (t) other Investments in an aggregate amount not to exceed $2.0 million at any time outstanding (with such Investment being valued as of the date made and without regard to subsequent changes in value).

        SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any person (or agree to do any of the foregoing at any future time), except that:

               (a) Capital Expenditures by the Borrower and the Subsidiaries shall be permitted to the extent permitted by Section 6.08;

               (b) each of the Borrower and the Subsidiaries may, in the ordinary course of business, sell, lease or otherwise dispose of any equipment that is obsolete or no longer useful in its business with fair market value of less than $2.0 million in the aggregate in any fiscal year;

               (c) sales, leases or other dispositions of equipment or real or personal property of the Borrower or any Subsidiary determined by the Board of Directors or senior management of the Borrower or such Subsidiary to be no longer useful or necessary in the operation of the business of the Borrower or such Subsidiary; provided that the Net Cash Proceeds thereof shall be applied in accordance with Section 2.12(b);

               (d) Investments and Permitted Acquisitions may be made to the extent permitted by Section 6.04;

               (e) each of the Borrower and the Subsidiaries may lease (as lessee) real or personal property and may guaranty such lease in the ordinary course of business (i) to the extent otherwise permitted hereunder and (ii) so long as any such lease does not create a Capital Lease Obligation except to the extent permitted by Section 6.01;

               (f) each of the Borrower and the Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices (including without limitation sales or transfers of inventory by the Borrower to the Subsidiaries);

               (g) any Loan Party may transfer, lease or otherwise acquire property or assets to or from any other Loan Party and any Subsidiary may transfer or lease any property or assets to any Loan Party or any Wholly Owned Subsidiary may be merged into the Borrower (so long as the Borrower is the surviving corporation of such merger) or any other Wholly Owned Subsidiary that is a Guarantor; provided, however, that the Lien on and security interest in such property granted in favor of the Collateral Agent under the Security Documents shall be maintained in accordance with the provisions of Section 5.11;

               (h) the Borrower and the Subsidiaries may make the sales and/or dispositions identified in clause (iii) of the proviso to the definition of "Asset Sale"; and

               (i) sales, leases or other dispositions of assets through Capital Asset Exchanges.

To the extent the Required Lenders waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to the Borrower or its subsidiaries) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall take all actions deemed appropriate in order to effect the foregoing.

        SECTION 6.06. Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to the Borrower or any Subsidiary, except that any Subsidiary of the Borrower (i) may pay cash Dividends to the Borrower or any Wholly Owned Subsidiary of the Borrower and (ii) if such Subsidiary is not a Wholly Owned Subsidiary, may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary).

        SECTION 6.07. Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any Subsidiary, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that:

               (a)   Dividends may be paid to the extent provided in Section
        6.06;

               (b) Investments may be made and other transactions may be entered into between and among the Borrower and the Subsidiaries to the extent permitted by Sections 6.01 and 6.04; and

               (c) reasonable director, officer and employee compensation and other benefits (including retirement, health and other benefit plans) and indemnification arrangements, in each case approved by the Independent Directors.

        SECTION 6.08. Capital Expenditures. (a) Make any Capital Expenditures, except that during each fiscal year set forth below, the Borrower and the Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed the amount set forth opposite such fiscal year below:

                   Fiscal Year Ended        Amount
                   -----------------        ------

                    March 31, 2002        $25,000,000
                    March 31, 2003        $30,000,000
                    March 31, 2004        $25,000,000

provided, however, that the unused portion of the permitted Capital Expenditure amount as set forth above in any fiscal year may be used in the immediately following fiscal year in addition to the amounts otherwise permitted in such fiscal year; provided, further, that upon the consummation of a Permitted Acquisition by any Loan Party, the Capital Expenditure limits set forth above for each fiscal year shall be increased (i) with respect to the fiscal year in which such Permitted Acquisition is consummated, by the product of (A) 0.75,
0.50 or 0.25 if such Permitted Acquisition occurs in first, second or third fiscal quarters, respectively, of such fiscal year and (B) 7.5% of the consolidated net revenue of the person acquired in such Permitted Acquisition for its most recent four completed fiscal quarters ending prior to the date of such acquisition and (ii) in subsequent fiscal quarters, by an amount equal to 7.5% of the consolidated net revenue of such acquired person for the fiscal year ending on March 31 prior to the start of each such subsequent fiscal period; provided, further, that the aggregate Capital Expenditures by the Borrower and its Subsidiaries shall not exceed $80.0 million from and after the Closing Date to the Revolving Credit Maturity Date. In addition, the Borrower and the Subsidiaries will not make any Capital Expenditures in the fiscal quarter ended June 30, 2004 in an aggregate amount in excess of $6.25 million.

        (b) In addition to the Capital Expenditures permitted pursuant to preceding paragraph (a), the Borrower and the Subsidiaries may make additional Capital Expenditures consisting of the reinvestment of the Net Cash Proceeds from Asset Sales permitted in Section 2.12(b) and casualty insurance pro-ceeds; provided, however, that the property acquired in connection with such reinvestment shall be made subject to the Lien of the Security Documents pursuant to the provisions of Section 5.11 to the extent Section 5.11 requires such property to be subject to such Lien.

        SECTION 6.09. Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio at any time during the most recent four fiscal quarters ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such period below:

                           Period                Ratio
                           ------                -----

                June 30, 2001                 2.25 to 1.0
                September 30, 2001            2.25 to 1.0
                December 31, 2001             2.25 to 1.0
                March 31, 2002                2.25 to 1.0
                June 30, 2002                 2.50 to 1.0
                September 30, 2002            2.50 to 1.0
                December 31, 2002             3.00 to 1.0
                March 31, 2003                3.00 to 1.0
                June 30, 2003                 3.25 to 1.0
                September 30, 2003            3.25 to 1.0
                December 31, 2003             3.25 to 1.0
                March 31, 2004                3.25 to 1.0
                June 30, 2004 and thereafter  3.25 to 1.0

        SECTION 6.10. Maximum Adjusted Leverage Ratio. Permit the Adjusted Leverage Ratio, calculated on a Pro Forma Basis, at any time during the most recent four fiscal quarters ending on the last day of a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

                          Period                                Ratio
                          ------                                -----
                   June 30, 2001                              4.5 to 1.0
                   September 30, 2001                         4.5 to 1.0
                   December 31, 2001                         4.25 to 1.0
                   March 31, 2002                            4.25 to 1.0
                   June 30, 2002                              4.0 to 1.0
                   September 30, 2002                         4.0 to 1.0
                   December 31, 2002                          3.5 to 1.0
                   March 31, 2003                             3.5 to 1.0
                   June 30, 2003                             3.25 to 1.0
                   September 30, 2003                        3.25 to 1.0
                   December 31, 2003                         3.25 to 1.0
                   March 31, 2004                            3.25 to 1.0
                   June 30, 2004 and thereafter              3.25 to 1.0

        SECTION 6.11. Minimum Net Worth. Permit Consolidated Net Worth, calculated on a Pro Forma Basis and without giving effect to any cumulative translation adjustments, at any time on or after March 31, 2002 to be less than the sum of $225.0 million, plus 50% of positive Consolidated Net Income for each fiscal quarter after March 31, 2001 to the date of calculation plus 100% of the proceeds (net of underwriting discounts and commissions and other costs and expenses directly associated therewith) from the sale after March 31, 2001 of equity securities of the Borrower in any public offering or private placement or from a capital contribution from any person, in each case to the extent the proceeds of such sale or such capital contribution, as applicable, are contributed as cash to the common equity capital of the Borrower, plus 100% of the aggregate amount received by the Borrower as exercise prices in connection with the exercise of non-qualified stock options by directors, officers and employees of the Borrower.

        SECTION 6.12. Limitation on Modifications or Prepayment of Indebtedness; Modifications of Certificate of Incorporation, or Other Constitutive Documents, By-laws and Certain Other Agreements, etc. (i) Amend or modify, or permit the amendment or modification of, any provision of any Indebtedness (other than the Loan Documents) or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way materially adversely affect the interests of the Lenders and are otherwise permitted under
Section 6.01(c); (ii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Indebtedness outstanding under the Notes or any Indebtedness incurred pursuant to Section 6.01(l) (other than an exchange offer or registration of the Notes pursuant to and in accordance with registration rights under the Notes Documents); (iii) amend or modify, or permit the amendment or modification of, any provision of any Notes or any Indebtedness incurred pursuant to Section 6.01(l) or any agreement (including any Notes Document) relating thereto other than amendments or modifications which do not in any way materially adversely affect the interests of the Lenders or which are effected to make technical corrections to the respective documentation; or (iv) amend, modify or change its articles of incorporation or other constitutive documents (including by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock (including any shareholders' agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications, agreements or changes pursuant to this clause (iv) or any such new agreements pursuant to this clause (iv) which do not in any way materially adversely affect in any material respect the interests of the Lenders.

        SECTION 6.13. Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law; (ii) this Agreement and the other Loan Documents; (iii) the Notes Documents or any Indebtedness incurred pursuant to Section 6.01(l) containing such encumbrances or restrictions not more restrictive in any material respect than those contained in the Notes Documents; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary; (v) customary provisions restricting assignment of any agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business;
(vi) restrictions imposed by the holder of a Lien permitted by Section 6.02 which restrict the transfer of the asset or assets subject thereto; and (vii) restrictions which are not more restrictive than those contained in this Agreement contained in any documents governing any Indebtedness incurred after the Closing Date in accordance with the provisions of this Agreement.

        SECTION 6.14. Limitation on Issuance of Capital Stock. Issue, or permit any Subsidiary to issue, any Equity Interest (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for stock splits, stock dividends and additional Equity Interest issuances which do not decrease the percentage ownership of the Borrower or any Subsidiary in any class of the Equity Interest of such Subsidiary, (ii) Subsidiaries of the Borrower formed after the Closing Date pursuant to Section 6.15 may issue Equity Interests to the Borrower or the respective Subsidiary of the Borrower which is to own such stock and (iii) issuances by the Borrower of non-qualified options to purchase stock of the Borrower to managers, officers and directors of the Borrower in connection with any performance-based stock option plan. All Equity Interests issued to any Loan Party in accordance with this Section 6.14 shall, to the extent required by the Security Agreement, be delivered to the Collateral Agent for pledge pursuant to the Security Agreement.

        SECTION 6.15. Limitation on Creation of Subsidiaries. Establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that the Borrower may establish or create one or more Wholly Owned Subsidiaries of the Borrower or one of its Wholly Owned Subsidiaries without such consent so long as (i) 65% of the Equity Interests of any new Direct Foreign Subsidiary (other than an Insignificant Direct Foreign Subsidiary) is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement and (ii) upon the creation or establishment of any new Domestic Subsidiary such Subsidiary becomes a party to the applicable Security Documents in accordance with Section 5.11 and the other Loan Documents.

        SECTION 6.16. Business. Engage (directly or indirectly) in any business other than the Eyeglass Lens Business of the type conducted as of the Closing Date.

        SECTION 6.17. Limitation on Accounting Changes. Make or permit any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except changes that are required by GAAP. In the event that any such changes are required by GAAP, the terms and conditions of this Agreement shall be changed as the Administrative Agent may deem reasonably necessary to take account of such changes.

        SECTION 6.18. Fiscal Year. Change its fiscal year-end to a date other than March 31.


                                   ARTICLE VII

                                Events of Default


        In case of the happening of any of the following events ("Events of Default"):

               (a) any representation or warranty made or deemed made by any Loan Party pursuant to any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished by or on behalf of any Loan Party pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

               (b) default shall be made in the payment of any principal of any Revolving Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

               (c) default shall be made in the payment of any interest on any Revolving Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

               (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.04(f), 5.05 or 5.08 or in
        Article VI;

               (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Administrative Agent or any Lender to the Borrower;

               (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $2.5 million at any one time;

               (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary; or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

               (i) one or more judgments for the payment of money in an aggregate amount in excess of $2.5 million shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

               (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $1.0 million;

               (k) any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens granted under such Security Documents (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or such Security Documents)) in favor of the Collateral Agent, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;

               (l) any Guarantee Agreement shall cease to be in full force and effect;

               (m) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

               (n)   there shall have occurred a Change in Control; or

               (o) any Loan Party shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Revolving Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent


        In order to expedite the transactions contemplated by this Agreement,
(a) UBS AG, Stamford Branch, is hereby appointed to act as Administrative Agent and (b) UBS AG, Stamford Branch, is hereby appointed to act as Collateral Agent and, in each case, on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Revolving Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases and supplements) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

        Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or their own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with instructions of the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

        The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

        Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, with the written consent of the Borrower, which consent shall not be unreasonably withheld; provided that such consent shall not be required if such successor shall be a Lender under this Agreement or if any Default shall have occurred and be continuing. No successor to the Syndication Agent and/or the Arranger may be appointed. If no successor shall have been so appointed by the Required Lenders and consented to by the Borrower as provided herein and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $5.0 billion or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        With respect to the Revolving Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

        Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on the aggregate amount of its outstanding Commitment hereunder) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, and reason-able expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each Lender agrees to reimburse the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

        Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Each of the parties hereto acknowledges and agrees that the Syndication Agent and the Arranger shall have no duties, responsibilities, obligations or liabilities, as such, hereunder or under the other Loan Documents.

        The Collateral Agent in its capacity as trustee or otherwise under any Security Document governed by English law (an "English Security Document"), (a) is not liable for any failure, omission or defect in perfecting or registering the security constituted or created by any English Security Document, (b) may accept without enquiry such title as the Borrower or any Guarantor may have to any asset secured by any English Security Document, (c) is not under any obligation to hold any English Security Document or any other document in connection with the Loan Documents or the assets secured by any English Security Document (including title deeds) in its own possession or to take any steps to protect or preserve the same, and (d) may permit the Borrower and/or any Guarantor to retain any English Security Document or other document in its possession.

        Except where the Collateral Agent holds a legal mortgage over, or over an interest in, real property or shares, the Collateral Agent in its capacity as trustee or otherwise shall not be under any obligation to hold any title deeds, English Security Documents or any other documents in connection with the property charged by any English Security Document or any other such security in its own possession or to take any steps to protect or preserve the same. The Collateral Agent may permit the Borrower or the Guarantor, as the case may be, to retain such title deeds and other documents in its possession.

        All moneys which under the trusts contained in the English Security Documents are received by the Collateral Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Collateral Agent in any investment authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Collateral Agent. Additionally, the same may be placed on deposits in the name of or under control of the Collateral Agent at such bank or institution (including the Collateral Agent) and upon such terms as the Collateral Agent may think fit.

        Each Secured Party authorizes, empowers and directs the Collateral Agent (by itself or by such person as it may nominate) to execute and enforce the English Security Documents as trustee on its behalf in accordance with the terms of such English Security Documents.


                                   ARTICLE IX

                                  Miscellaneous


        SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a)    if to the Borrower, to it at:

                      Sola International Inc.
                      1290 Oakmead Parkway
                      Suite 230
                      Sunnyvale, California 94085
                      Attention:  Chief Financial Officer
                      Telecopy No.:  (408) 735-7407
                      Telephone No.: (408) 735-1982
                      Email:  sneil@sola.com

               copies to:

                      Gardner, Carton & Douglas
                      321 North Clark Street
                      Suite 3400
                      Chicago, Illinois 60610
                      Attention:  George C. McKann
                      Telecopy No.:  (312) 644-3381
                      Telephone No.:  (312) 664-8417
                      Email:  gmckann@gcd.com

               (b)    if to the Administrative Agent or Collateral Agent, to:

                      UBS AG, Stamford Branch
                      677 Washington Boulevard
                      Stamford, Connecticut  06912
                      Attention:  Lynne Alfarone
                      Telecopy No.:  (203) 719-4308
                      Telephone No.:  (203) 719-3888
                      Email:  lynne.alfarone@ubsw.com
               copies to:

                      UBS AG, Stamford Branch
                      299 Park Avenue
                      New York, New York 10022
                      Attention:  Renata Jacobson
                      Telecopy No.:  (212) 821-3062
                      Telephone No.:  (212) 821-6393
                      Email:  renata.jacobson@ubsw.com

                      Cahill Gordon & Reindel
                      80 Pine Street
                      New York, New York 10005
                      Attention:  Michael E. Michetti, Esq.
                      Telecopy No:  (212) 269-5420
                      Telephone No.:  (212) 701-3000
                      Email:  mmichetti@cahill.com

               (c) if to a Lender, to it at its address (or telecopy number) set forth on the applicable Lender Addendum or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the earlier of the date of receipt or the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

        SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Revolving Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.13, 2.15, 2.19 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Revolving Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender.

        SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts (or fax copies of counterparts) hereof which, when taken together, bear the signa-tures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

        (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of such Lender, (x) the Administrative Agent (and, in the case of any assignment of a Commitment, the Issuing Bank) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (y) unless a Default or Event of Default has occurred and is continuing, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (z) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million (or, if less, the entire remaining amount of such Lender's Commitment) or such lesser amount as to which the Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may from time to time agree; and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, payable by such parties except as otherwise provided herein; and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (a) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and
(b) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid).

        (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

        (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender (with respect to its own interest), at any reasonable time and from time to time upon reasonable prior notice.

        (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and (iii) give prompt notice thereof to the Borrower and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

        (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders; provided that no participating bank or other entity shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by the transferor Lender to such participating bank or other entity had no such transfer occurred; and
(iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Revolving Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers increasing or decreasing the Commitment of such Lender (except in connection with a ratable decrease in the Commitments of all Lenders), subjecting such Lender to any additional obligation, reducing the principal of or rate of interest on, or change the currency of, any Revolving Loan of such Lender, postponing the date fixed for any payment of principal of or interest on any Revolving Loan of such Lender, amending or modifying the definition of the term "Required Lenders", or modifying the provisions of Section 9.08).

        (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

        (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

        (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Revolving Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Revolving Loans and (ii) disclose on a confidential basis on terms no less restrictive than those applicable to Lenders pursuant to Section 9.16 any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

        (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

        (k) In the event that S&P, Moody's and Thompson (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance com-pany is not rated by InsuranceWatch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C, respectively (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority; (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Revolving Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder; and (iii) such Lender or assignee shall pay the processing and recordation fee of $3,500.

        SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses (including but not limited to expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses) incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or in connection with any amendments (or proposals thereof), modifications (or proposals thereof), enforcement costs, documentary taxes or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated). The Borrower agrees to pay all reasonable out of pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Revolving Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

        (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, trustees, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) any actual or proposed use of the proceeds of the Revolving Loans or issuance of Letters of Credit, (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iii) any actual or alleged presence or Release of Hazardous Materials on any Real Property owned, leased or operated by the Borrower or any Subsidiary, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

        (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Revolving Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

        SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender (provided that the failure to give such notice shall not affect the validity of such setoff and application).

        SECTION 9.07. Applicable Law. This Agreement and the other Loan Documents (other than Letters of Credit and as expressly set forth in other Loan Documents) shall be construed in accordance with and governed by the internal laws of the State of New York.

        SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall in and of itself entitle the Borrower to any other or further notice or demand in similar or other circumstances.

        (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of any scheduled principal payment date or date for the payment of any interest on any Revolving Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Revolving Loan or L/C Disbursement or change the currency of any Revolving Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby; (ii) increase, decrease or extend the Commitment (except for a ratable decrease in the Commitments of all Lenders) or decrease or extend the date for payment of the Commit-ment Fees of any Lender or subject any Lender to any additional obligation, in each case without the prior written consent of such Lender; (iii) amend or modify the definition of "Borrowing Base", clause (l) of the definition of "Eligible Accounts Receivable," clause (e) of the definition of "Eligible Inventory," Section 2.01, 2.12(a), the second sentence of Section 2.21(b) or
Section 4.01(d), in each case without the prior written consent of each Lender;
(iv) amend or modify the pro rata requirements of Section 2.16, the provisions of Section 9.04(j), the provisions of this Section 9.08, the definition of the term "Required Lenders" or release any Guarantor (other than in connection with a transaction permitted hereunder) or all or substantially all of the Collateral, without the prior written consent of each Lender; or (v) amend or modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank, respectively.

        SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Revolving Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Revolving Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated, and the interest and Charges payable to such Lender in respect of other Revolving Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

        SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relating to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

        SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

        SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). Any invalid, illegal or unenforceable provision shall be deemed replaced with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

        SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, The City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

        (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        SECTION 9.16. Confidentiality. The Administrative Agent, Issuing Lender and each Lender (each, a "Lending Party") agrees to keep confidential in accordance with its customary practice (and to use its reasonable efforts to cause its respective agents and representatives to keep confidential) any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other person if reasonably incidental to the administration or hedging of the credit facility provided herein, (c) as re-quired by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to such Lending Party other than as a result of a disclosure by such Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

        SECTION 9.17. Lender Addendum. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                            [Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  SOLA INTERNATIONAL INC.


                                  By: /s/ STEVEN M. NEIL
                                      ------------------------------------------
                                      Name:  Steven M. Neil
                                      Title: CFO


                                  UBS AG, STAMFORD BRANCH, as a Lender, Admin-istrative Agent, Collateral Agent and an Issuing Bank


                                  By: /s/ DANIEL W. LADD, III
                                      ------------------------------------------
                                      Name:  Daniel W. Ladd, III
                                      Title: Executive Director


                                  By: /s/ WILFRED V. SAINT
                                      ------------------------------------------
                                      Name:  Wilfred V. Saint
                                      Title: Associate Director, Banking Product
                                             Services, U.S.